Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228021

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2020

Preliminary Prospectus Supplement

(To Prospectus dated October 26, 2018)

10,000,000 Shares

Aptiv PLC

    % Series A Mandatory Convertible Preferred Shares

Aptiv PLC is offering 10,000,000 of our     % Series A Mandatory Convertible Preferred Shares, par value $0.01 per share (the “Mandatory Convertible Preferred Shares”).

Dividends on our Mandatory Convertible Preferred Shares will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of     % of the liquidation preference of $100.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in our ordinary shares, or in any combination of cash and ordinary shares, on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2020 and ending on, and including, June 15, 2023. Each of our Mandatory Convertible Preferred Shares has a liquidation preference of $100.00.

Each of our Mandatory Convertible Preferred Shares will automatically convert on the second business day immediately following the last trading day (as defined herein) of the Settlement Period (as defined herein) into between                and                 of our ordinary shares (respectively, the “Minimum Conversion Rate” and “Maximum Conversion Rate”), each subject to anti-dilution adjustments. The number of our ordinary shares issuable on conversion of the Mandatory Convertible Preferred Shares will be determined based on the Average VWAP (as defined herein) per ordinary share over the 20 consecutive trading day period (the “Settlement Period”) commencing on, and including, the 21st scheduled trading day immediately preceding June 15, 2023. At any time prior to June 15, 2023, holders may elect to convert each Mandatory Convertible Preferred Share into ordinary shares at the Minimum Conversion Rate of our ordinary shares per Mandatory Convertible Preferred Share. If you elect to convert any Mandatory Convertible Preferred Shares during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such Mandatory Convertible Preferred Shares will be converted into ordinary shares at the Fundamental Change Conversion Rate (as defined herein), and you will also be entitled to receive a Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount (each as defined herein).

Concurrently with this offering of Mandatory Convertible Preferred Shares and pursuant to a separate prospectus supplement, we are offering $1.0 billion of our ordinary shares (the “ordinary shares”) to the public (the “Concurrent Ordinary Shares Offering”) (or $1.15 billion if the underwriters for the Concurrent Ordinary Shares Offering exercise in full their option to purchase additional ordinary shares). The closing of this offering of Mandatory Convertible Preferred Shares is not contingent upon the closing of the Concurrent Ordinary Shares Offering, and the closing of the Concurrent Ordinary Shares Offering is not contingent upon the closing of this offering of Mandatory Convertible Preferred Shares. The Concurrent Ordinary Shares Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Ordinary Shares Offering. See “Concurrent Ordinary Shares Offering.”

Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Shares. We intend to apply to list the Mandatory Convertible Preferred Shares on the New York Stock Exchange (the “NYSE”) under the symbol “APTV PR A.” Our ordinary shares are listed on the NYSE under the symbol “APTV.” The closing price of our ordinary shares on the NYSE on June 5, 2020 was $85.85 per share.

Investing in our Mandatory Convertible Preferred Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-18 of this prospectus supplement, page 5 of the accompanying prospectus, under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019 and under Item 1A in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the Securities and Exchange Commission and are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before offering expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
(2)	Assumes no exercise of the underwriters’ over-allotment option as described below.

We have granted the underwriters an option to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional 1,500,000 Mandatory Convertible Preferred Shares from us, at the public offering price, less the underwriting discounts, solely to cover over-allotments.

The underwriters expect to deliver the Mandatory Convertible Preferred Shares against payment in New York, New York on or about                , 2020.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Citigroup

Barclays	BofA Securities	Deutsche Bank Securities	J.P. Morgan

Senior Co-Managers

BNP PARIBAS	SMBC Nikko	SOCIETE GENERALE

Co-Managers

MUFG	TD Securities	UniCredit Capital Markets	US Bancorp

                    , 2020

ABOUT THIS PROSPECTUS

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Mandatory Convertible Preferred Shares offered hereby. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any Mandatory Convertible Preferred Shares, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information in the documents we have listed under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

Notices Under Jersey Law

The directors of the Company have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether of facts or of opinion. All of the directors accept responsibility accordingly.

A copy of this document has been delivered to the registrar of companies in Jersey (the “Jersey Registrar”) in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, as amended, and the Jersey Registrar has given, and has not withdrawn, his consent to its circulation. The Jersey Financial Services Commission (the “Commission”) has given, and has not withdrawn, or will have given prior to the issue of the Mandatory Convertible Preferred Shares and not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of the Mandatory Convertible Preferred Shares. The Commission is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that law. It must be distinctly understood that, in giving these consents, neither the Jersey Registrar nor the Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this document you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser. It should be remembered that the price of securities and the income from them can go down as well as up.

In this prospectus, unless otherwise indicated or the context otherwise requires, “Aptiv,” the “Company,” “we,” “us” and “our” refer to Aptiv PLC, a public limited company formed under the laws of Jersey on May 19, 2011 as Delphi Automotive PLC.

i

On December 4, 2017, the Company completed the separation (the “Separation”) of its former Powertrain Systems segment by distributing to Aptiv shareholders on a pro rata basis all of the issued and outstanding ordinary shares of Delphi Technologies PLC (“Delphi Technologies”), a public limited company formed to hold the spun-off business. To effect the Separation, the Company distributed to its shareholders one ordinary share of Delphi Technologies for every three Aptiv ordinary shares outstanding as of November 22, 2017, the record date for the distribution. Following the Separation, the remaining company changed its name to Aptiv PLC and NYSE symbol to “APTV.”

ii

Prospectus Supplement

Prospectus

iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 3, 2020;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed on May 5, 2020;

•

Our Current Reports on Form 8-K filed on January  9, 2020, February  18, 2020, March  23, 2020, April  24, 2020, May  5, 2020 and June 8, 2020 (other than information furnished pursuant to Item 2.02, Item 7.01 and the related exhibits therein furnished pursuant to Item 9.01); and

•

The portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 9, 2020.

You may request a free copy of these filings by writing to, or telephoning, us at the following address and phone number:

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

353-1-259-7013

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference in this prospectus supplement and accompanying prospectus, contains forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to our operations and business environment, which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or our strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the novel coronavirus (COVID-19) pandemic and the difficulty in predicting its future course and its impact on the global economy and our future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to our products; our ability to maintain contracts that are critical to our operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement and its predecessor agreement, the North American Free Trade Agreement; our ability to integrate and realize the expected benefits of recent transactions; our ability to attract, motivate and/or retain key executives; our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers, and our ability to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the Mandatory Convertible Preferred Shares as well as the underlying ordinary shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations.

SUMMARY

This summary description of our business and the offering may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a leading global technology and mobility company primarily serving the automotive sector. We design and manufacture vehicle components and provide electrical, electronic and active safety technology solutions to the global automotive market and commercial vehicle markets, creating the software and hardware foundation for vehicle features and functionality. We enable and deliver end-to-end smart mobility solutions, active safety and autonomous driving technologies and provide enhanced user experience and connected services. Our Advanced Safety and User Experience segment is focused on providing the necessary software and advanced computing platforms, and our Signal and Power Solutions segment is focused on providing the requisite networking architecture required to support the integrated systems in today’s complex vehicles. Together, our businesses develop the ‘brain’ and the ‘nervous system’ of increasingly complex vehicles, providing integration of the vehicle into its operating environment.

We are one of the largest vehicle component manufacturers, and our customers include 23 of the 25 largest automotive original equipment manufacturers (“OEMs”) in the world. We operate 126 major manufacturing facilities and 12 major technical centers utilizing a regional service model that enables us to efficiently and effectively serve our global customers from best cost countries. We have a presence in 44 countries and have approximately 19,300 scientists, engineers and technicians focused on developing market relevant product solutions for our customers.

We are focused on growing and improving the profitability of our businesses, and have implemented a strategy designed to position the Company to deliver industry-leading long-term shareholder returns. This strategy includes disciplined investing in our business to grow and enhance our product offerings, strategically focusing our portfolio in high-technology, high-growth spaces in order to meet consumer preferences and leveraging an industry-leading cost structure to expand our operating margins. In line with the long-term growth in emerging markets, we have been increasing our focus on these markets, particularly in China, where we have a major manufacturing base and strong customer relationships.

Our principal executive offices are located at 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland and our telephone number is 353-1-259-7013. Our register of members is kept at our registered office, which is Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES, Channel Islands.

Recent Developments

COVID-19 Pandemic. The global spread of the COVID-19 pandemic, which originated in late 2019 and was later declared a pandemic by the World Health Organization in March 2020, has negatively impacted the global economy, disrupted supply chains and created significant volatility in global financial markets. Our business is directly related to automotive sales and automotive vehicle production by our customers. We have experienced extended work stoppages in China during the first quarter of 2020, where we have a major manufacturing base, and the subsequent suspension of vehicle production by our original equipment manufacturer (“OEM”) customers in North America and Europe, which combined accounts for approximately 70% of our annual net sales, as the pandemic spread to those regions and governmental authorities initiated “lock-down” orders for all non-essential activities. The work stoppages began to abate in China in March, and North America and Europe OEM production is beginning to restart sporadically. We expect OEM production levels to ramp up slowly and cautiously over the course of the year in these regions. Although we have taken decisive actions to enhance our financial flexibility and minimize the impact on our business, such as the ramping down of certain production facilities in response to customer plant closures and changes in vehicle production schedules, imposing certain travel restrictions, suspending our cash dividend, drawing down all remaining availability under our existing revolving credit facility and actively managing costs, capital spending and working capital to further strengthen our liquidity, the ultimate impact to our business continues to remain uncertain. Our total net sales during the three months ended March 31, 2020 were $3.2 billion, a decrease of 10% compared to the same period of 2019. Despite continued volume growth compared to market during the three months ended March 31, 2020, our overall volumes decreased 7% for the period, primarily due to the impacts of the COVID-19 pandemic. Compared to 2019, vehicle production in the first quarter of 2020 decreased by 24% and will decrease significantly in the second quarter. The adverse impacts of the pandemic have included extended work stoppages and travel restrictions at our facilities and those of our customers and suppliers, decreases in consumer demand and vehicle production schedules, disruptions to our supply chain and other resultant adverse global economic impacts, particularly those resulting from governmental “lock-down” orders for all non-essential activities in China, Europe and North America. While we are unable to predict the ultimate impact to our business due to a number of evolving factors, including the duration and spread of the pandemic, the possibility of the pandemic reoccurring, the impact of the pandemic on economic activity, consumer demand and vehicle production schedules, and the actions of governmental authorities across the globe, we expect to experience continued adverse impacts resulting from the pandemic throughout 2020 and beyond.

As we gain better visibility into the pace of recovery and customer schedules going forward, we will continue to actively monitor the ongoing potential impacts of operating with COVID-19 and will seek to aggressively mitigate and minimize its impact on our business. We are focused on maintaining a low fixed cost structure that provides us flexibility to remain profitable at all points of the traditional vehicle industry production cycle, including during periods of reduced industry volumes. Accordingly, we will continue to adjust our cost structure and optimize our manufacturing footprint in response to changes in the global and regional automotive markets, particularly resulting from the current impacts of the COVID-19 pandemic, and in order to increase investment in advanced technologies and engineering as conditions permit. As we operate in a cyclical industry that is impacted by movements in the global and regional economies, we continually evaluate opportunities to further refine our cost structure, as evidenced by our ongoing restructuring programs focused on the continued rotation of our manufacturing footprint to best cost locations and on reducing our global overhead costs. We believe our strong balance sheet coupled with our flexible cost structure will position us to capitalize on improvements in OEM production volumes as economic and pandemic conditions improve. See also “Risk Factors—Risks Related to COVID-19.”

Concurrent Ordinary Shares Offering

Concurrently with this offering of Mandatory Convertible Preferred Shares and pursuant to a separate prospectus supplement, we are offering $1.0 billion of our ordinary shares to the public (or

$1.15 billion if the underwriters for the Concurrent Ordinary Shares Offering exercise in full their option to purchase additional ordinary shares). The proceeds from the Concurrent Ordinary Shares Offering will be used for our general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future investments (including acquisitions), capital expenditures, working capital, repayment of outstanding indebtedness, and satisfaction of other obligations. The closing of this offering of Mandatory Convertible Preferred Shares is not contingent upon the closing of the Concurrent Ordinary Shares Offering, and the closing of the Concurrent Ordinary Shares Offering is not contingent upon the closing of this offering of Mandatory Convertible Preferred Shares. We cannot assure you that the Concurrent Ordinary Shares Offering will be consummated on the anticipated time frame, or at all. The Concurrent Ordinary Shares Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Ordinary Shares Offering. See “Concurrent Ordinary Shares Offering.” See also “Risk Factors—Risks Related to the Mandatory Convertible Preferred Shares and this Offering—This offering is not contingent on the consummation of the Concurrent Ordinary Shares Offering.”

The Offering

This summary highlights certain terms of the offering but does not contain all information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Issuer	Aptiv PLC

Securities Offered	10,000,000 of our % Series A Mandatory Convertible Preferred Shares, par value $0.01 per share.

Underwriters’ Option to Purchase Additional Shares

We have granted the underwriters an option to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional 1,500,000 of our Mandatory Convertible Preferred Shares from us solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts.

Number of Mandatory Convertible Preferred Shares to be Outstanding After this Offering	10,000,000 shares (or 11,500,000 shares if the underwriters exercise their over-allotment option to purchase additional shares in full).

Public Offering Price	$100.00 per Mandatory Convertible Preferred Share

Liquidation Preference	$100.00 per Mandatory Convertible Preferred Share

Dividends

    % of the liquidation preference of $100.00 per Mandatory Convertible Preferred Share per year.

Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the Mandatory Convertible Preferred Shares, and, to the extent our board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Shares, we will pay such dividend in cash, by delivery of our ordinary shares or through any combination of cash and our ordinary shares, as determined by us in our sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.

If declared, dividends will be payable on the dividend payment dates (as described below) to holders of record at the close of business on the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant dividend payment date of March 15, June 15, September 15 or December 15, as applicable (each a “Regular Record Date”), whether or not such holders early convert their Mandatory Convertible Preferred Shares, or such Mandatory Convertible Preferred Shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding

dividend payment date. The expected dividend payable on the first dividend payment date is approximately $                 per Mandatory Convertible Preferred Share. Each subsequent dividend is expected to be $                 per Mandatory Convertible Preferred Share. See “Description of Mandatory Convertible Preferred Shares—Dividends.”

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Shares in cash, except to the extent we elect to make all or any portion of such payment in our ordinary shares. If we elect to make any payment of a declared dividend, or any portion thereof, in our ordinary shares, such shares shall be valued for such purpose at the Average VWAP per ordinary share (as defined under “Description of Mandatory Convertible Preferred Shares—Mandatory Conversion—Definitions”) over the five consecutive trading day period ending on, and including, the trading day immediately preceding the applicable dividend payment date, or the “Average Price,” multiplied by 97%. Notwithstanding the foregoing, in no event will the number of our ordinary shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the declared dividend divided by $                , which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as described below) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of ordinary shares delivered in connection with such declared dividend and 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, notwithstanding any notice by us to the contrary, pay such excess amount in cash. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate of                 ordinary shares, and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering of our ordinary shares (or, if such concurrent offering does not price, the closing price of our ordinary shares on June     , 2020). The last closing price of our ordinary shares on the NYSE on June 5, 2020 was $85.85 per share.

Dividend Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2020 and ending on, and including, June 15, 2023.

Mandatory Conversion Date	The second business day immediately following the last trading day of the Settlement Period (as defined herein). The Mandatory Conversion Date is expected to be June 15, 2023.

Mandatory Conversion

Upon conversion on the Mandatory Conversion Date, each outstanding Mandatory Convertible Preferred Share, unless previously converted, will automatically convert into a number of our ordinary shares equal to not more than                  ordinary shares, or the “Maximum Conversion Rate,” and not less than                 ordinary shares, or the “Minimum Conversion Rate,” in each case, depending on the Applicable Market Value of our ordinary shares, as described below, and subject to certain anti-dilution adjustments.

The “Applicable Market Value” of our ordinary shares is the Average VWAP per ordinary share over the 20 consecutive trading day period commencing on, and including, the 21st scheduled trading day immediately preceding June 15, 2023, or the “Settlement Period.” The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Shares—Mandatory Conversion,” and the following table illustrates the conversion rate per Mandatory Convertible Preferred Share, subject to certain anti-dilution adjustments.

	Assumed Applicable Market Value of our ordinary shares	Conversion rate (number of our ordinary shares issuable upon conversion of each Mandatory Convertible Preferred Share)
	Greater than the Threshold Appreciation Price	ordinary shares
	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between and ordinary shares, determined by dividing $100.00 by the Applicable Market Value
	Less than the Initial Price	ordinary shares

The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate of ordinary shares, and initially is approximately equal to $ , which represents an approximately % appreciation over the Initial Price. If we declare a dividend for the dividend period ending on, but excluding, June 15, 2023, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date. If, on or prior to June 15, 2023 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, the conversion rate will be adjusted so that holders receive an additional number of our ordinary shares equal to (i) the amount of such accumulated and unpaid dividends that have not been declared (such amount, the “Additional Conversion Amount”), divided by (ii) the greater of (A) the Floor Price and (B) 97% of the Average Price (calculated using June 15, 2023 as the applicable dividend date). To the extent that the Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Shares. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined herein), at any time prior to June 15, 2023, holders of the Mandatory Convertible Preferred Shares have the right to elect to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at the Minimum Conversion Rate of                ordinary shares per Mandatory Convertible Preferred Share as described under “Description of Mandatory Convertible Preferred Shares—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments.

If, as of the conversion date of any early conversion, or the “Early Conversion Date,” we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date immediately prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Shares at such time receive an additional number of our ordinary shares equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “Early Conversion Additional Conversion Amount,” divided by the greater of (i) the Floor Price and (ii) the Average VWAP per ordinary share over the 20 consecutive trading day period commencing on and including the 21st scheduled trading day immediately preceding the Early Conversion Date, or the “Early Conversion Average Price.” To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver ordinary shares in respect of such shortfall.

Conversion at the Option of the Holder Upon a Fundamental Change; Fundamental Change Dividend Make-whole Amount	If a “Fundamental Change” (as defined under “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental

Change Dividend Make-whole Amount”) occurs on or prior to June 15, 2023, holders of the Mandatory Convertible Preferred Shares will have the right, during the Fundamental Change Conversion Period (as defined under “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into ordinary shares (as described in “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) at the “Fundamental Change Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change and the price paid (or deemed paid) per ordinary share in such Fundamental Change.

Holders who convert their Mandatory Convertible Preferred Shares during the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-whole Amount” equal to the present value (computed using a discount rate of     % per annum) of all remaining dividend payments on their Mandatory Convertible Preferred Shares (excluding any Accumulated Dividend Amount (as defined under “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount”)) from and including such effective date to, but excluding, June 15, 2023. We may elect to pay the Fundamental Change Dividend Make-whole Amount in cash, ordinary shares or a combination thereof. If we elect to pay the Fundamental Change Dividend Make-whole Amount in ordinary shares in lieu of cash, the number of ordinary shares that we will deliver will equal (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per ordinary share in the Fundamental Change.

In addition, to the extent that the Accumulated Dividend Amount exists as of the effective date of the Fundamental Change, holders who convert their Mandatory Convertible Preferred Shares within the Fundamental Change Conversion Period will be entitled to receive, upon conversion, such Accumulated Dividend Amount in cash (to the extent we are legally permitted to do so) or ordinary shares or any combination thereof, at our election. If we elect to pay the Accumulated Dividend Amount in ordinary shares in lieu of cash, the number of ordinary shares that we will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per ordinary share in the transaction resulting in such Fundamental Change.

To the extent that the sum of the Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount or any portion thereof paid in ordinary shares exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid per ordinary share in the transaction resulting in the relevant Fundamental Change, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in ordinary shares), in whole or in part, due to limitations of applicable Jersey law, the Fundamental Change Conversion Rate will instead be increased by a number of ordinary shares equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the price paid (or deemed paid) per ordinary share in the Fundamental Change. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per ordinary share in the Fundamental Change, we will not have any obligation to pay the shortfall in cash.

See “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount.”

Voting Rights

Except as specifically required by applicable Jersey law or by our memorandum and articles of association from time to time, the holders of Mandatory Convertible Preferred Shares will have no voting rights.

Whenever dividends on any Mandatory Convertible Preferred Shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the Mandatory Convertible Preferred Shares and ending on, but excluding, September 15, 2020), whether or not for consecutive dividend periods, the holders of the Mandatory Convertible Preferred Shares, voting together as a single class with holders of any and all other series of preferred shares ranking equally with the Mandatory Convertible Preferred Shares and having similar voting rights, will be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders, to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described herein.

So long as any Mandatory Convertible Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding Mandatory Convertible Preferred Shares, voting as a separate class, (i) amend or alter the provisions of our memorandum and articles of association so as to authorize or create, or increase the authorized amount of, any Senior Shares (as defined below), (ii) amend, alter or repeal the provisions of our memorandum and articles of association or the statement of rights with respect to the Mandatory Convertible Preferred Shares so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares; or (iii) consummate a binding share exchange or reclassification involving the Mandatory Convertible Preferred Shares or a merger or consolidation of us with another entity unless the Mandatory Convertible Preferred Shares remain outstanding or are converted into or exchanged for preference securities with terms not materially less favorable to holders, taken as a whole, in each case, subject to certain limitations described herein.

See “Description of Mandatory Convertible Preferred Shares—Voting Rights.”

Ranking

The Mandatory Convertible Preferred Shares, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•  senior to (i) our ordinary shares and (ii) each other class or series of our share capital established after the first original issue date of the Mandatory Convertible Preferred Shares, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Shares as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution;

•  on parity with any class or series of our share capital established after the first original issue date of the Mandatory Convertible Preferred Shares the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively;

•  junior to each class or series of our share capital established after the first original issue date of the Mandatory Convertible Preferred Shares the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution; and

•  junior to our and our subsidiaries’ existing and future indebtedness.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Shares will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. For information concerning the ranking of the Mandatory Convertible Preferred Shares, see “Description of Mandatory Convertible Preferred Shares—Ranking.”

As of March 31, 2020, we had total outstanding indebtedness of approximately $6,224 million, and no outstanding preferred shares. We have the ability to, and may, incur additional indebtedness in the future.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $969 million (or approximately $1,115 million if the underwriters exercise in full their over-allotment option) after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future investments (including acquisitions), capital expenditures, working capital, repayment of outstanding indebtedness, and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and those of our subsidiaries. See “Use of Proceeds.”

U.S. Federal Income Tax Considerations

The material U.S. federal income tax considerations of owning and disposing of the Mandatory Convertible Preferred Shares and any ordinary shares received upon conversion thereof are described in “Tax Considerations—U.S. Federal Income Tax Considerations.”

Listing	The Mandatory Convertible Preferred Shares are a new issue of securities, and prior to this offering, there has been no public market for our Mandatory Convertible Preferred Shares. We intend to apply to list the Mandatory Convertible Preferred Shares on the NYSE under the symbol “APTV PR A.” However, there can be no assurance that the Mandatory Convertible Preferred Shares will be listed, and if listed, that they will continue to be listed. Our ordinary shares are listed on the NYSE under the symbol “APTV.” See “Risk Factors—Risks Related to the Mandatory Convertible Preferred Shares and this

Offering—An active trading market for the Mandatory Convertible Preferred Shares does not exist and may not develop.”

Concurrent Ordinary Shares Offering

Concurrently with this offering of Mandatory Convertible Preferred Shares and pursuant to a separate prospectus supplement, we are offering $1.0 billion of our ordinary shares (or $1.15 billion if the underwriters for the Concurrent Ordinary Shares Offering exercise in full their option to purchase additional ordinary shares). The closing of this offering of Mandatory Convertible Preferred Shares is not contingent upon the closing of the Concurrent Ordinary Shares Offering, and the closing of the Concurrent Ordinary Shares Offering is not contingent upon the closing of this offering of Mandatory Convertible Preferred Shares. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Ordinary Shares Offering. See “Concurrent Ordinary Shares Offering.”

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent	Computershare Trust Company, N.A. is the transfer agent, registrar, conversion agent and dividend disbursement agent for the Mandatory Convertible Preferred Shares.

Risk Factors	Investing in the Mandatory Convertible Preferred Shares involves substantial risk. Please read “Risk Factors” in this prospectus supplement, and in our annual report on Form 10-K for the year ended December 31, 2019 and our quarterly report on Form 10-Q for the three months ended March 31, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should consider in evaluating an investment in the Mandatory Convertible Preferred Shares.

As of March 31, 2020, 254,853,978 ordinary shares were outstanding, which excludes:

•

the $1.0 billion of ordinary shares that we may issue in the Concurrent Ordinary Shares Offering (or $1.15 billion of ordinary shares if the underwriters of the Concurrent Ordinary Shares Offering exercise their option to purchase additional ordinary shares in full);

•	2,131,090 ordinary shares issuable upon the vesting of outstanding restricted stock units as of March 31, 2020;

•	13,725,962 ordinary shares reserved for future issuance under our existing equity incentive plans; and

•	the ordinary shares to be reserved for issuance upon conversion of the Mandatory Convertible Preferred Shares being offered hereby.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ over-allotment option to purchase additional Mandatory Convertible Preferred Shares in this offering and (ii) no exercise by the underwriters in our Concurrent Ordinary Shares Offering of their option to purchase up to an additional $150.0 million of ordinary shares from us.

Summary Historical Consolidated Financial Data

The following selected consolidated financial data of the Company has been derived from the audited consolidated financial statements of the Company and should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, incorporated by reference in this prospectus supplement and the accompanying prospectus.

The assets and liabilities and operating results for the previously reported Powertrain Systems segment has been reclassified as discontinued operations separate from the Company’s continuing operations for all periods presented. For further information regarding discontinued operations, see Note 25. Discontinued Operations and Held for Sale to the audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Three Months Ended March 31, (unaudited)
	2019	2018	2017	2020	2019
	(dollars in millions)
Statements of operations data:
Net sales	$14,357	$14,435	$12,884	$3,226	$3,575
Depreciation and amortization(1)	717	676	546	180	173
Operating income(2)	1,276	1,473	1,416	1,619	297
Interest expense	(164)	(141)	(140)	(43)	(38)
Income from continuing operations	1,009	1,107	1,063	1,567	245
Income from discontinued operations, net of tax	—	—	365	—	—

Net income	1,009	1,107	1,428	1,567	245

Other financial data:
Capital expenditures	$781	$846	$698	$205	$235
Adjusted operating income(3)	1,548	1,751	1,594	231	345
Adjusted operating income margin(4)	10.8%	12.1%	12.4%	7.2%	9.7%
Net cash provided by operating activities(5)	$1,624	$1,628	$1,468	$161	$84
Net cash used in investing activities(5)	(1,111)	(2,048)	(1,252)	(207)	(235)
Net cash (used in) provided by financing activities(5)	(649)	(555)	456	1,720	(99)

	As of December 31, 2019	As of March 31, 2020 (Unaudited)
	(in millions)
Balance sheet data:
Cash and cash equivalents	$412	$2,055
Total assets	$13,459	$16,167
Total debt	$4,364	$6,224
Working capital, as defined(6)	$1,392	$1,428
Shareholders’ equity	$4,011	$5,153

(1)	Includes long-lived and intangible asset impairments.
(2)

Three months ended March 31, 2020 includes pre-tax gain of $1.4 billion from the completion of the autonomous driving joint venture. For further information, see Note 17. Acquisitions and Divestitures in the Quarterly Report on Form 10-Q for the three months ended March 31, 2020, incorporated by reference herein.

(3)

Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Aptiv, which is the most directly comparable financial measure to Adjusted Operating Income that is in accordance with U.S. GAAP. Adjusted Operating Income, as determined and measured by Aptiv, should also not be compared to similarly titled measures reported by other companies.

The reconciliation of Adjusted Operating Income to operating income includes restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. The reconciliation of Adjusted Operating Income to net income attributable to the Company is as follows:

	Year Ended December 31,			Three Months Ended March 31, (unaudited)
	2019	2018	2017	2020	2019
	(in millions)
Net income attributable to the Company	$990	$1,067	$1,355	$1,572	$240
Net income attributable to noncontrolling interest	19	40	73	(5)	5
Income from discontinued operations, net of tax	—	—	(365)	—	—

Income from continuing operations	1,009	1,107	1,063	1,567	245
Equity income, net of tax	(15)	(23)	(31)	(2)	(3)
Income tax expense	132	250	223	10	33
Other (income) expense, net	(14)	(2)	21	1	(16)
Interest expense	164	141	140	43	38

Operating income(a)	$1,276	$1,473	$1,416	$1,619	$297
Restructuring	148	109	129	28	26
Other acquisition and portfolio project costs	71	78	28	14	11
Asset impairments	11	34	9	—	—
Deferred compensation related to nuTonomy acquisition	42	57	12	4	11
Gain on business divestitures and other transactions	—	—	—	(1,434)	—

Adjusted operating income	$1,548	$1,751	$1,594	$231	$345

(a)

Three months ended March 31, 2020 includes pre-tax gain of $1.4 billion from the completion of the autonomous driving joint venture. For further information, see Note 17. Acquisitions and Divestitures in the Quarterly Report on Form 10-Q for the three months ended March 31, 2020, incorporated by reference herein.

(4)	Adjusted operating income margin is defined as adjusted operating income as a percentage of net sales.
(5)	Includes amounts attributable to discontinued operations.
(6)	Working capital is calculated herein as accounts receivable plus inventories less accounts payable.

RISK FACTORS

Investing in our Mandatory Convertible Preferred Shares involves risks. You should carefully consider all the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding to invest in our Mandatory Convertible Preferred Shares. In particular, we urge you to carefully consider the risk factors set forth below as well as those under the heading “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to COVID-19

The effects of a pandemic or widespread outbreak of an illness, such as the novel coronavirus (COVID-19) pandemic, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The global spread of the COVID-19 pandemic, which originated in late 2019 and was later declared a pandemic by the World Health Organization in March 2020, has negatively impacted the global economy, disrupted supply chains and created significant volatility in global financial markets. Although we have taken decisive actions to enhance our financial flexibility and minimize the impact on our business, such as the ramping down of certain production facilities in response to customer plant closures and changes in vehicle production schedules, imposing certain travel restrictions, suspending our cash dividend, drawing down all remaining availability under our existing revolving credit facility and actively managing costs, capital spending and working capital to further strengthen our liquidity, the ultimate impact to our business continues to remain uncertain. The extent to which the COVID-19 pandemic will impact our business will depend on a number of evolving factors, including the duration and spread of the pandemic, as well as the possibility of the pandemic reoccurring, actions taken by governmental authorities to restrict certain business operations and social activity, impose travel restrictions or other actions, the impact of the pandemic on economic activity and whether recessionary conditions will persist, consumer demand and vehicle production schedules, the ability of our supply chain to deliver in a timely and cost-effective manner, the ability of our employees, manufacturing and distribution facilities to operate efficiently and effectively, the continued viability and financial stability of our customers and suppliers and future access to capital, all of which remain uncertain. To date, the COVID-19 pandemic has adversely impacted our business, financial condition, results of operations and cash flows. The adverse impacts of the pandemic have included extended work stoppages and travel restrictions at our facilities and those of our customers and suppliers, decreases in consumer demand and vehicle production schedules, disruptions to our supply chain and other resultant adverse global economic impacts, particularly those resulting from governmental “lock-down” orders for all non-essential activities in China, Europe and North America. Our total net sales during the three months ended March 31, 2020 were $3.2 billion, a decrease of 10% compared to the same period of 2019, primarily attributable to volume decreases largely resulting from the impacts of the COVID-19 pandemic. In addition, many of our largest customers have experienced vehicle production shutdowns across their global production facilities, specifically in the North American and European regions, beginning in the first quarter of 2020 and extending into the second quarter of 2020. As a result, these or any further production shutdowns, or an extended period of global and economic disruption resulting from this pandemic and its effects could have a material adverse effect on our business, financial condition, results of operations and cash flows. To the extent the COVID-19 pandemic adversely affects our business, financial condition, results of operations and cash flows, it may also have the effect of heightening many of the other risks described in this ‘‘Risk Factors’’ section, as well as those under the heading “Risk Factors” in our Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Mandatory Convertible Preferred Shares and this Offering

You will bear the risk of a decline in the market price of our ordinary shares between the pricing date for the Mandatory Convertible Preferred Shares and the Mandatory Conversion Date.

The number of our ordinary shares that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Shares is not fixed but instead will depend on the Applicable Market Value of our ordinary shares, which is the Average VWAP per ordinary share over the Settlement Period, which is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding June 15, 2023. The aggregate market value of the ordinary shares that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the Mandatory Convertible Preferred Shares. Specifically, if the Applicable Market Value of our ordinary shares is less than the Initial Price, which is calculated by dividing $100.00 by the Maximum Conversion Rate of                 ordinary shares (and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering of our ordinary shares (or, if such concurrent offering does not price, the closing price of our ordinary shares on June     , 2020)), the market value of our ordinary shares that you would receive upon mandatory conversion of each Mandatory Convertible Preferred Share will be less than the $100.00 liquidation preference per Mandatory Convertible Preferred Share, and an investment in the Mandatory Convertible Preferred Shares would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our ordinary shares. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, the ordinary shares you receive upon mandatory conversion may be worth less than the ordinary shares you would have received had the Applicable Market Value been equal to the VWAP per ordinary share on the Mandatory Conversion Date or the Average VWAP of our ordinary shares over a different period of days.

Purchasers of our Mandatory Convertible Preferred Shares may not realize any or all of the benefit of an increase in the market price of our ordinary shares. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Shares is less than that provided by a direct investment in our ordinary shares.

The market value of each ordinary share that you will receive upon mandatory conversion of each Mandatory Convertible Preferred Share on the Mandatory Conversion Date (assuming that all dividends on Mandatory Convertible Preferred Shares will be declared and paid in cash) will only exceed the Liquidation Preference of $100.00 per Mandatory Convertible Preferred Share if the Applicable Market Value of our ordinary shares exceeds the Threshold Appreciation Price, which is calculated by dividing $100.00 by the Minimum Conversion Rate and initially is approximately equal to $            . The Threshold Appreciation Price represents an appreciation of approximately     % over the Initial Price. If the Applicable Market Value of our ordinary shares is greater than the Threshold Appreciation Price, you will receive on the Mandatory Conversion Date approximately     % (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our ordinary shares that you would have received if you had made a direct investment in our ordinary shares on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Shares is less than that provided by a direct investment in our ordinary shares.

In addition, if the market value of our ordinary shares appreciates and the Applicable Market Value of our ordinary shares is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our ordinary shares that you would receive upon mandatory conversion (assuming that all dividends on the Mandatory Convertible

Preferred Shares will be declared and paid in cash) will only be equal to the aggregate Liquidation Preference of the Mandatory Convertible Preferred Shares, and you will realize no equity appreciation on our ordinary shares.

The market price of our ordinary shares has been and could remain volatile and will directly affect the market price for our Mandatory Convertible Preferred Shares.

We expect that, generally, the market price of our ordinary shares will affect the market price of our Mandatory Convertible Preferred Shares more than any other single factor. This may result in greater volatility in the market price of our Mandatory Convertible Preferred Shares than would be expected for nonconvertible preferred shares. As the price of our ordinary shares on NYSE constantly changes, it is impossible to predict whether the price of our ordinary shares will rise or fall. Our share price could materially fluctuate or decrease in response to a number of events and factors, including but not limited to: quarterly variations in operating results; operating and stock price performance of comparable companies; changes in our financial strength ratings; regulatory developments and negative publicity relating to us or our competitors. In addition, broad market and industry fluctuations may materially and adversely affect the trading price of our ordinary shares, regardless of our actual operating performance. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of equities generally, could affect the price of our ordinary shares.

In addition, we expect that the market price of our Mandatory Convertible Preferred Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our Mandatory Convertible Preferred Shares and our ordinary shares. Any such arbitrage could, in turn, affect the market prices of our ordinary shares and our Mandatory Convertible Preferred Shares. The market price of our ordinary shares could also be affected by possible sales of our ordinary shares by investors who view our Mandatory Convertible Preferred Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our ordinary shares. This trading activity could, in turn, affect the market price of our Mandatory Convertible Preferred Shares.

Future sales of substantial amounts of our ordinary shares could affect the market price of our ordinary shares.

Future sales of substantial amounts of our ordinary shares or other securities convertible or exchangeable into our ordinary shares into the public market whether by us or any of our security holders, including ordinary shares issued and delivered pursuant to the terms of the Mandatory Convertible Preferred Shares or issued upon exercise of options or warrants, or the vesting of restricted stock units, or in connection with other potential acquisitions or business combinations, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our ordinary shares and our ability to raise capital in the future.

The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to June 15, 2023, the Fundamental Change Conversion Rate will apply to any Mandatory Convertible Preferred Shares converted during the

Fundamental Change Conversion Period (as defined in “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In addition, with respect to those Mandatory Convertible Preferred Shares converted, you will also receive, among other consideration, a Fundamental Change Dividend Make-whole Amount in cash (subject to our right to deliver ordinary shares in lieu of all or part of such amount in cash), subject to the limitations described in “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” If these limitations to the delivery in shares in payment of the Fundamental Change Dividend Amount are reached, we will pay the shortfall in cash to the extent we are permitted to do so under applicable Jersey law. To the extent we are not permitted to pay in cash or deliver shares in respect of the Fundamental Change Dividend Make-whole Amount, in whole in part, due to limitations of applicable Jersey law, we will make an adjustment to the conversion rate subject to certain limitations; provided that, we will not have an obligation to pay any shortfall in cash if these limitations to the adjustment of the conversion rate are reached, nor shall we have any obligation to deliver ordinary shares in respect of such shortfall if these limitations to the adjustment of the conversion rate are reached.

Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount are generally designed to compensate you for the lost option value of the Mandatory Convertible Preferred Shares and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Shares upon a Fundamental Change, the Fundamental Change Conversion Rate and Fundamental Change Dividend Make-whole Amount are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our ordinary shares is less than $             per share or more than $             per share, the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.

Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-whole Amount (whether paid or delivered, as the case may be, in cash or ordinary shares) could be considered a penalty under applicable law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Preferred Shares or the ordinary shares issuable upon conversion of the Mandatory Convertible Preferred Shares.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Shares are subject to adjustment only for the issuance of certain share dividends on our ordinary shares, subdivisions or combinations of our ordinary shares, the issuance of certain rights, options or warrants to holders of our ordinary shares, distributions of share capital, indebtedness, or assets to holders of our ordinary shares, cash dividends on our ordinary shares, and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Shares—Anti-dilution Adjustments.” However, other events, such as employee stock option grants, offerings of our ordinary shares or securities convertible into ordinary shares for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our ordinary shares, may not result in any adjustment, even though these other events may adversely affect the market price of our ordinary shares and, therefore, the market price of the Mandatory Convertible Preferred Shares. In addition, the terms of our Mandatory Convertible Preferred Shares do not restrict our ability to offer ordinary shares or securities convertible into ordinary shares in the future or to engage in other transactions that could dilute our ordinary shares. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Shares in engaging in any such offering or transaction.

Regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Shares.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Shares to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Shares. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Shares.

The concurrent offering of our ordinary shares, and the possibility of the sale of our ordinary shares in the future, could reduce the market price of our ordinary shares and, in turn, the Mandatory Convertible Preferred Shares.

Concurrently with this offering, we are offering $1.0 billion of our ordinary shares (or $1.15 billion if the underwriters for the Concurrent Ordinary Shares Offering exercise in full their option to purchase additional ordinary shares). This offering is not conditioned on the closing of the concurrent offering of our ordinary shares, and the concurrent offering of our ordinary shares is not conditioned on the closing of this offering. We are not restricted, other than as described in “Underwriting,” from issuing additional ordinary shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares, including any ordinary shares that may be issued upon the conversion of the Mandatory Convertible Preferred Shares. In the future, we may sell additional ordinary shares to raise capital or acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our ordinary shares and, in turn, the Mandatory Convertible Preferred Shares. Furthermore, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares and, in turn, the Mandatory Convertible Preferred Shares. This could also impair our ability to raise additional capital through the sale of our securities.

You will have no rights with respect to our ordinary shares until the Mandatory Convertible Preferred Shares are converted, but you may be adversely affected by certain changes made with respect to our ordinary shares.

You will have no rights with respect to our ordinary shares, including voting rights, rights to respond to ordinary share tender offers, if any, and rights to receive dividends or other distributions on ordinary shares, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Shares, but your investment in the Mandatory Convertible Preferred Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our memorandum or articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would materially and adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Shares), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares, even if your Mandatory Convertible Preferred Shares have been converted into ordinary shares prior to the effective date of such change. See “Description of Share Capital” in the accompanying prospectus for further discussion of our ordinary shares.

You will have no voting rights with respect to the Mandatory Convertible Preferred Shares except under limited circumstances.

You will have no voting rights with respect to the Mandatory Convertible Preferred Shares, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Shares, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by applicable Jersey law or by our memorandum and articles of association. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages.

If dividends on any Mandatory Convertible Preferred Shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the Mandatory Convertible Preferred Shares and ending on, but excluding, September 15, 2020), whether or not for consecutive dividend periods, the holders of such Mandatory Convertible Preferred Shares, voting together as a single class with holders of all other series of preferred shares ranking equally with the Mandatory Convertible Preferred Shares and having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described in “Description of Mandatory Convertible Preferred Shares—Voting Rights.”

The Mandatory Convertible Preferred Shares will rank junior to all of our and our subsidiaries’ consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Shares only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Shares will rank structurally junior to all existing and future liabilities of our subsidiaries. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Shares then outstanding. As of March 31, 2020, we had total outstanding indebtedness of approximately $6,224 million, and no outstanding preferred shares. In addition, we have the ability to, and may, incur additional indebtedness in the future.

Our memorandum and articles of association authorize our board of directors to issue one or more additional series of preferred shares and set the terms of the preferred shares without seeking any further approval from our shareholders. Any preferred shares that are issued will rank ahead of our ordinary shares in terms of dividends and liquidation rights. If we issue additional preferred shares, it may adversely affect the market price of our ordinary shares. Our board of directors also has the power, without shareholder approval, subject to applicable Jersey law, to set the terms of any such series of preferred shares that may be issued, including voting rights, dividend rights and preferences over our ordinary shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred shares in the future that have a preference over our ordinary shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional preferred shares with voting rights that dilute the voting power of our ordinary shares, the rights of holders of the Mandatory Convertible Preferred Shares and our ordinary shares or the market price of the Mandatory Convertible Preferred Shares and our ordinary shares could be adversely affected. See “Description of Share Capital—Preferred Shares” in the accompanying prospectus.

Our ability to declare and pay dividends on our share capital, including the Mandatory Convertible Preferred Shares may be limited.

Our declaration and payment of dividends on our share capital, including the Mandatory Convertible Preferred Shares in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable Jersey law and other factors our board of directors deems relevant. Our ability to pay dividends on our share capital may also be limited by the terms of our then-existing contracts.

In addition, under applicable Jersey law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on our share capital out of funds legally available therefor under the Companies (Jersey) Law 1991, as amended. Further, even if we are permitted under Jersey law to declare and pay cash dividends on our share capital, including the Mandatory Convertible Preferred Shares, we may not have sufficient cash to declare and pay dividends in cash on our share capital, including the Mandatory Convertible Preferred Shares.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Shares, the applicable conversion rate will be adjusted so that holders receive an additional number of ordinary shares having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Shares—Mandatory Conversion.” As a result of such limitations, the market value of such additional number of ordinary shares may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the Average Price (as defined herein), we will, if we are able to do so under applicable Jersey law, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Shares. However, to the extent we are not permitted to do so under applicable Jersey law, you will not receive such dividends or any other consideration in respect thereof.

If upon an early conversion at the option of a holder (other than during a Fundamental Change), we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Shares for all full dividend periods ending on or before the dividend payment date prior to the related Early Conversion Date, the applicable conversion rate will be adjusted so that converting holders receive an additional number of ordinary shares having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Shares—Early Conversion at the Option of the Holder.” As a result of such limitations, the market value of such additional number of ordinary shares may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver ordinary shares in respect of such shortfall.

If upon an early conversion during the Fundamental Change Conversion Period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Shares for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, ordinary shares or any combination thereof, in our sole discretion, subject to the limitations described under “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” If these limitations to the delivery in shares in payment of accumulated and unpaid dividends are reached, we will pay the shortfall in cash if we are permitted to do so under applicable Jersey law. However, to the extent we are not permitted to do so under applicable Jersey law, you will not receive such dividends or any other consideration in respect thereof.

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preferred Shares or upon a distribution paid in ordinary shares even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Shares is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preferred Shares—Anti-dilution Adjustments.” If your proportionate interest in our assets or earnings and profits is increased as a result of an adjustment (or failure to make an adjustment), you may be deemed to have received, for U.S. federal income tax purposes and Irish income tax purposes, a taxable dividend without the receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Shares that are paid (in whole or in part) in ordinary shares, and, although there is some uncertainty for U.S. federal income tax purposes, we believe that any such distribution will be taxable to the same extent as an equivalent cash distribution would be taxable. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Shares generally will be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.

See “Tax Considerations—U.S. Federal Income Tax Considerations” for a further discussion of the material U.S. federal income tax implications for U.S. Holders (as defined therein) of an investment in the Mandatory Convertible Preferred Shares and any ordinary shares received in exchange therefor.

See “Tax Considerations—Irish Tax Considerations” for a further discussion of the Irish tax implications for Non-Irish Holders (as defined therein) of an investment in the Mandatory Convertible Preferred Shares and any ordinary shares received in exchange therefor.

Certain rights of the holders of the Mandatory Convertible Preferred Shares could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Shares to exercise their rights associated with a potential Fundamental Change.

Certain rights of the holders of the Mandatory Convertible Preferred Shares could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to June 15, 2023, holders of the Mandatory Convertible Preferred Shares may have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-whole Amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Shares. See “Description of Mandatory Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Shares could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, provisions of Jersey law and our memorandum and articles of association could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “—Risks Related to Our Ordinary Shares—Provisions of our Articles of Association could delay or prevent a takeover of us by a third party.”

An active trading market for the Mandatory Convertible Preferred Shares does not exist and may not develop.

The Mandatory Convertible Preferred Shares are a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Shares, and the market price quoted for the Mandatory Convertible Preferred Shares, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Shares on NYSE under the symbol “APTV PR A.” Even if the Mandatory Convertible Preferred Shares are approved for listing on NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Shares will develop or, if a trading market for the Mandatory Convertible Preferred Shares does develop, the depth or liquidity of that market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Mandatory Convertible Preferred Shares may be adversely affected. In that case you may not be able to sell your Mandatory Convertible Preferred Shares at a particular time or you may not be able to sell your Mandatory Convertible Preferred Shares at a favorable price. In addition, as the Mandatory Convertible Preferred Shares are converted, the liquidity of the Mandatory Convertible Preferred Shares that remains outstanding may decrease.

This offering is not contingent on the consummation of the Concurrent Ordinary Shares Offering.

The consummation of this offering and the consummation of the Concurrent Ordinary Shares Offering are not contingent upon one another. We cannot assure you that the Concurrent Ordinary Shares Offering will be consummated on the anticipated time frame, or at all. Accordingly, if you decide to purchase Mandatory Convertible Preferred Shares in this offering, you should be willing to do so whether or not we complete the Concurrent Ordinary Shares Offering.

Risks Related to Our Ordinary Shares

The market price and trading volume of our ordinary shares may be volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our ordinary shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our ordinary shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect the price of our ordinary shares, or result in fluctuations in the price or trading volume of our ordinary shares, include:

•	variations in our quarterly operating results;

•	failure to meet the market’s earnings expectations;

•	publication of research reports about us or our industry, or the failure of securities analysts to cover our ordinary shares;

•	departures of key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	changes in market valuations of similar companies;

•

changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters;

•	litigation and governmental investigations; and

•	general market and economic conditions.

In the event of a drop in the market price of our ordinary shares, you could lose a substantial part or all of your investment in our ordinary shares. Consequently, you may not be able to sell our ordinary shares at prices equal to or greater than the price paid by you in the offering.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our share price and trading volume.

Securities research analysts publish their own annual and/or quarterly projections regarding our operating results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our share price may decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. Additionally, while we are covered by securities research analysts, if securities or industry analysts cease coverage of us at any time, the trading price of our shares and the trading volume could decline.

The availability of ordinary shares for sale in the future could reduce the market price of our ordinary shares.

In the future, we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. We may also issue securities convertible into our ordinary shares. Any of these events may dilute your ownership interest in our Company and have an adverse impact on the price of our ordinary shares. In addition, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares. This could also impair our ability to raise additional capital through the sale of our securities.

Provisions of our Articles of Association could delay or prevent a takeover of us by a third party.

Our Articles of Association could delay, defer or prevent a third party from acquiring us, despite any possible benefit to our shareholders, or otherwise adversely affect the price of our ordinary shares. For example, our Articles of Association:

•	permit our board of directors to issue one or more series of preferred shares with rights and preferences designated by our board;

•	impose advance notice requirements for shareholder proposals and nominations of directors to be considered at shareholder meetings;

•	limit the ability of shareholders to remove directors without cause; and

•	require that all vacancies on our board of directors be filled by our directors.

These provisions may discourage potential takeover attempts, discourage bids for our ordinary shares at a premium over the market price or adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors.

The rights of shareholders of Jersey corporations differ in some respects from those of shareholders of U.S. corporations.

We are incorporated under the laws of Jersey. The rights of holders of ordinary shares are governed by Jersey law, including the Companies (Jersey) Law 1991, as amended, and by our Articles of Association. These rights differ in some respects from the rights of shareholders in corporations incorporated in the United States, and holders of our ordinary shares may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the United States. See “Description of Share Capital” in the accompanying prospectus.

The Mandatory Convertible Preferred Shares may adversely affect the market price of our ordinary shares.

The market price of our ordinary shares is likely to be influenced by the Mandatory Convertible Preferred Shares. For example, the market price of our ordinary shares could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional ordinary shares received upon conversion of the Mandatory Convertible Preferred Shares;

•	possible sales of our ordinary shares by investors who view the Mandatory Convertible Preferred Shares as a more attractive means of equity participation in us than owning our ordinary shares; and

•	hedging or arbitrage trading activity that may develop involving the Mandatory Convertible Preferred Shares and our ordinary shares.

Our ordinary shares will rank junior to our Mandatory Convertible Preferred Shares with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs.

Our ordinary shares will rank junior to our Mandatory Convertible Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our Mandatory Convertible Preferred Shares through the most recently completed dividend period, no dividends may be declared or paid on our ordinary shares and we will not be permitted to repurchase any of our ordinary shares, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our ordinary shares until we have paid to holders of our Mandatory Convertible Preferred Shares a liquidation preference equal to $100 per share plus accumulated and unpaid dividends.

Holders of our Mandatory Convertible Preferred Shares will have the right to elect two directors in the case of certain dividend arrearages.

If dividends on any our Mandatory Convertible Preferred Shares have not been declared and paid for the equivalent of six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of our Mandatory Convertible Preferred Shares, voting together as a single class with holders of any and all other series of our share capital on a parity with our Mandatory Convertible Preferred Shares (as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of our affairs) upon which like voting rights have been conferred and are exercisable will be entitled to vote for the election of a total of two additional members of our board of directors, subject to certain terms and limitations. This right to elect directors will dilute the representation of the holders of our ordinary shares on our board of directors and may adversely affect the market price of our ordinary shares.

We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not generate profitable or advantageous returns.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future investments (including acquisitions), capital expenditures, working capital, repayment of outstanding indebtedness, and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and those of our subsidiaries. See “Use of Proceeds.” You may not agree with the ways we decide to use the proceeds of this offering, and our use of the proceeds may not generate profitable or advantageous returns.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $969 million, after deducting underwriting discounts and commissions and our estimated offering expenses. If the underwriters’ over-allotment option is exercised in full, we estimate that the net proceeds from this offering will be approximately $1,115 million, after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the estimated net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, funding potential future investments (including acquisitions), capital expenditures, working capital, repayment of outstanding indebtedness, and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on our funding requirements and those of our subsidiaries. We may invest the net proceeds of this offering in short-term bank deposits or interest-bearing, investment-grade securities or use such proceeds to repay our revolving credit borrowings until they are used for their stated purpose. Certain of the underwriters and/or their respective affiliates that are lenders under our credit facility may receive a portion of the proceeds of this offering to the extent such proceeds are used to repay our revolving credit borrowings. See “Underwriting—Other Relationships.”

DIVIDEND POLICY

We have historically paid quarterly cash dividends on our ordinary shares. During the first quarter of 2020, following the payment of our first quarter dividend, we suspended our annual cash dividend of $0.88 per ordinary share, primarily to provide additional liquidity and financial flexibility to mitigate the impacts on our business resulting from the uncertainty caused by the global spread of the COVID-19 pandemic. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors, subject to compliance with contractual covenants, and will depend on our results of operations, financial condition, capital requirements and other factors that our board of directors may deem relevant.

CONCURRENT ORDINARY SHARES OFFERING

Concurrently with this offering of our Mandatory Convertible Preferred Shares and pursuant to a separate prospectus supplement, we are offering $1.0 billion of our ordinary shares (or $1.15 billion if the underwriters for the Concurrent Ordinary Shares Offering exercise in full their option to purchase additional ordinary shares) in an underwritten public offering. However, amounts sold in each offering may increase or decrease based on market conditions relating to a particular security. This offering is not contingent upon the closing of our Concurrent Ordinary Shares Offering and our Concurrent Ordinary Shares Offering is not contingent upon the closing of this offering. We cannot assure you that the Concurrent Ordinary Shares Offering will be completed.

Assuming no exercise of the underwriters’ option to purchase additional ordinary shares, we estimate that the net proceeds of the Concurrent Ordinary Shares Offering, after deducting underwriting discounts and commissions and our estimated offering expenses, will be approximately $969 million.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of March 31, 2020 on an actual basis, on an as adjusted basis to give effect to the issuance of the Mandatory Convertible Preferred Shares offered by this prospectus supplement and on an as further adjusted basis to give effect to the issuance of the ordinary shares offered in the Concurrent Ordinary Shares Offering. This table should be read in conjunction with the financial statements, including the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, incorporated by reference in this prospectus supplement. Amounts of debt set forth below are net of any unamortized issuance costs and discounts.

	As of March 31, 2020 (Unaudited)
	Actual	As Adjusted		As Further Adjusted
	(in millions)
Cash and cash equivalents	$2,055	$3,024		$3,993
Restricted cash	32	32		32

Debt
Accounts receivable factoring	$236	$236		$236
Tranche A Term Loan	349	349		349
Revolving Credit Facility	2,000	2,000		2,000
4.15% senior notes due 2024	697	697		697
1.50% Euro-denominated senior notes due 2025 (€696 million)(1)	776	776		776
4.25% senior notes due 2026	647	647		647
1.60% Euro-denominated senior notes due 2028 (€497 million)(1)	554	554		554
4.35% senior notes due 2029	297	297		297
4.40% senior notes due 2046	295	295		295
5.40% senior notes due 2049	345	345		345
Finance leases and other(2)	28	28		28

Total debt(3)	6,224	6,224		6,224

Shareholders’ equity
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, actual, as adjusted and as further adjusted; none issued and outstanding, actual, Series A Mandatory Convertible Preferred Shares as adjusted and as further adjusted	—	0	(4)	0	(4)
Ordinary shares, $0.01 par value per share, 1,200,000,000 shares authorized, actual, as adjusted and as further adjusted; 254,853,978 issued and outstanding, actual and as adjusted and as further adjusted	3	3		3	(4)
Additional paid-in-capital	1,606	2,575		3,544
Retained earnings	4,353	4,353		4,353
Accumulated other comprehensive loss	(991)	(991)		(991)
Noncontrolling interest	182	182		182

Total shareholders’ equity	5,153	6,122		7,091

Total capitalization	$11,377	$12,346		$13,315

(1)	Based on the euro/U.S. dollar exchange rate of €1.00 = U.S. $1.1142 as of March 31, 2020.
(2)	Finance leases and other is comprised of $4 million of short-term debt and $24 million of other long-term debt.
(3)	Includes current portion of total debt of approximately $260 million.
(4)	Includes $ for preferred shares as adjusted and as further adjusted and $ for ordinary shares as further adjusted.

BOARD OF DIRECTORS

The following table sets forth certain information concerning the individuals who serve as directors of the Company as at the date of this prospectus supplement:

Name	Position
Kevin P. Clark	Director
Nancy E. Cooper	Director
Nicholas M. Donofrio	Director
Rajiv L. Gupta	Director
Joseph L. Hooley	Director
Sean O. Mahoney	Director
Paul M. Meister	Director
Robert K. Ortberg	Director
Colin J. Parris	Director
Ana G. Pinczuk	Director
Lawrence A. Zimmerman	Director

The business address of the members of the board is Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland. Kevin P. Clark is the only director who is also an employee of the Aptiv group. We are not otherwise aware of any potential conflicts of interest between the private interests or other duties of the directors and their duties to the Company.

The secretary of the Company is David Sherbin. The business address of the Company’s secretary is Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED SHARES

The following description is a summary of certain provisions of our     % Series A Mandatory Convertible Preferred Shares, par value $0.01 per share (the “Mandatory Convertible Preferred Shares”). The following summary supplements and, to the extent that it is inconsistent therewith, replaces the description of our preferred shares in the accompanying prospectus.

A copy of the statement of rights setting forth the terms of the Mandatory Convertible Preferred Shares, which we refer to as the “Statement of Rights,” as well as our memorandum and articles of association, which we refer to as our “Articles,” is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information.” This description of the terms of the Mandatory Convertible Preferred Shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles and the Statement of Rights.

For purposes of this description, references to:

•	“the Company,” “us,” “we” or “our” refer to Aptiv PLC and not any of its subsidiaries;

•	“Business Day” refer to any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close;

•

a “holder” or “holders” of Mandatory Convertible Preferred Shares that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such shares, unless the context otherwise requires; and

•	“close of business” refer to 5:00 p.m., New York City time, and “open of business” refer to 9:00 a.m., New York City time.

General

Under our Articles, our board of directors is authorized to provide, without further shareholder action, for the issuance of up to 50,000,000 preferred shares, par value of $0.01 per share, and the designation of each series of preferred shares and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each series. As of the date of this prospectus supplement, no preferred shares are outstanding.

At the closing of this offering, we will issue 10,000,000 Mandatory Convertible Preferred Shares. In addition, we have granted the underwriters an option to purchase up to 1,500,000 additional Mandatory Convertible Preferred Shares, solely to cover over-allotments, as described under “Underwriting.”

When issued, the Mandatory Convertible Preferred Shares and our ordinary shares issued upon the conversion of the Mandatory Convertible Preferred Shares will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Shares will have no preemptive or preferential rights to purchase or subscribe for any class of our share capital, obligations, warrants or other securities.

Ranking

The Mandatory Convertible Preferred Shares, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our ordinary shares and (ii) each other class or series of our share capital established after the first original issue date of the Mandatory Convertible Preferred Shares (which we refer to as the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Shares as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Shares”);

•

on parity with any class or series of our share capital established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “Parity Shares”);

•

junior to each class or series of our share capital established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Shares”); and

•	junior to our and our subsidiaries’ existing and future indebtedness.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Shares will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. See “Risk Factors—Risks Related to the Mandatory Convertible Preferred Shares—The Mandatory Convertible Preferred Shares will rank junior to all of our consolidated liabilities.”

As of March 31, 2020, we had total outstanding indebtedness of approximately $6.2 billion, and no outstanding preferred shares. We have the ability to, and may incur, additional indebtedness in the future.

Listing

We intend to apply to list the Mandatory Convertible Preferred Shares on the NYSE under the symbol “APTV PR A” and, if approved, we expect trading to commence within 30 days of the Initial Issue Date. In addition, upon listing, we have agreed to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Shares listed on NYSE so long as the ordinary shares are listed on NYSE. However, there can be no assurance that the Mandatory Convertible Preferred Shares will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Shares on NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Mandatory Convertible Preferred Shares easily.

Dividends

Subject to the rights of holders of any class or series of our share capital ranking senior to the Mandatory Convertible Preferred Shares as to dividend rights, holders of the Mandatory Convertible

Preferred Shares will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available therefor under The Companies (Jersey) Law 1991, as amended) (collectively, the “funds available to pay dividends”), in the case of dividends paid in cash, and ordinary shares legally permitted to be issued, in the case of dividends paid in ordinary shares, cumulative dividends at the rate per annum of     % of the Liquidation Preference of $100.00 per Mandatory Convertible Preferred Share (equivalent to $            per annum per share), payable in cash, by delivery of ordinary shares or through any combination of cash and ordinary shares, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.”

If declared, dividends on the Mandatory Convertible Preferred Shares will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, June 15, 2023 commencing on September 15, 2020 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Shares, whether or not in any dividend period or periods there have been funds available to pay dividends.

If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Shares as they appear on our share register at the close of business on the March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Shares and will end on, and exclude, the September 15, 2020 Dividend Payment Date. The amount of dividends payable on each Mandatory Convertible Preferred Share for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Shares for the initial dividend period and any other partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Shares for the initial dividend period, assuming the Initial Issue Date is                 , 2020 will be $             per Mandatory Convertible Preferred Share (based on the annual dividend rate of     % and a Liquidation Preference of $100.00 per share) and will be payable, when, as and if declared, on September 15, 2020 to the holders of record thereof on September 1, 2020. The dividend on the Mandatory Convertible Preferred Shares for each subsequent full dividend period, when, as and if declared, will be $             per Mandatory Convertible Preferred Share (based on the annual dividend rate of      % and a Liquidation Preference of $100.00 per share). Accumulated dividends on the Mandatory Convertible Preferred Shares will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Shares. No dividend will be declared or paid upon, or any sum of cash or number of ordinary shares set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of ordinary shares has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares.

Our ability to declare and pay dividends may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Jersey law. See “Risk Factors—Risks Related to the Mandatory Convertible Preferred Shares—Our ability to declare and pay dividends on the Mandatory Convertible Preferred Shares may be limited.”

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Shares (whether or not for a current dividend period or any prior dividend period) determined in our sole discretion:

•	in cash;

•	by delivery of our ordinary shares; or

•	through any combination of cash and ordinary shares.

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Shares in cash, except to the extent we elect to make all or any portion of such payment in ordinary shares. We will give the holders of the Mandatory Convertible Preferred Shares notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in ordinary shares no later than ten Scheduled Trading Days (as defined under “—Mandatory Conversion—Definitions”) prior to the Dividend Payment Date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

All cash payments to which a holder of the Mandatory Convertible Preferred Shares is entitled in connection with a declared dividend on the Mandatory Convertible Preferred Shares will be computed to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in ordinary shares, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined under “—Mandatory Conversion—Definitions”) per ordinary share over the five consecutive Trading Day (as defined under “—Mandatory Conversion— Definitions”) period ending on, and including, the Trading Day prior to the applicable Dividend Payment Date, or the “Average Price.”

No fractional ordinary shares will be delivered to the holders of the Mandatory Convertible Preferred Shares in payment or partial payment of dividends. We will instead pay a cash adjustment (computed to the nearest cent) to each holder that would otherwise be entitled to a fraction of an ordinary share based on the Average Price with respect to such dividend.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of ordinary shares issued as payment of a dividend on the Mandatory Convertible Preferred Shares, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such ordinary shares have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the ordinary shares approved for listing on NYSE (or if our ordinary shares are not listed on NYSE, on the principal other U.S. national or regional securities exchange on which our ordinary shares are then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Notwithstanding the foregoing, in no event will the number of ordinary shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

•	the declared dividend divided by

•

$             , which amount represents approximately 35% of the Initial Price (as defined under “—Mandatory Conversion—Definitions”), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of the declared dividend exceeds the product of (x) the number of ordinary shares delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

Dividend Stopper

So long as any Mandatory Convertible Preferred Share remains outstanding, no dividend or distribution shall be declared or paid on our ordinary shares or any other class or series of Junior Shares, and no ordinary shares or any other class or series of Junior Shares or Parity Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, ordinary shares or a combination thereof upon, or a sufficient sum of cash or number of ordinary shares has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares.

The foregoing limitation shall not apply to:

•	any dividend or distribution payable in ordinary shares or other Junior Shares and, in each case, the payment of cash solely in lieu of fractional shares;

•

purchases, redemptions or other acquisitions of ordinary shares, other Junior Shares or Parity Shares in connection with the administration of any benefit or other incentive plan (including any employment contract, employee benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors) in the ordinary course of business;

•

purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of ordinary shares surrendered, deemed surrendered or withheld in connection with the exercise of share options or the vesting of restricted stock, restricted stock units, restricted stock equivalents or similar instruments (provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount);

•

purchases of ordinary shares or other Junior Shares pursuant to a contractually binding requirement to buy ordinary shares or other Junior Shares existing prior to the immediately preceding dividend period, including under a contractually binding stock repurchase plan;

•	any dividends or distributions of rights or Junior Shares in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

•

the acquisition by us or any of our subsidiaries of record ownership in ordinary shares or other Junior Shares or Parity Shares for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians;

•

the exchange or conversion of Junior Shares for or into other Junior Shares or of Parity Shares for or into other Parity Shares (with the same or lesser aggregate liquidation preference) or Junior Shares and, in each case, the payment of cash solely in lieu of fractional shares; and

•

the deemed purchase or acquisition of fractional interests in ordinary shares, other Junior Shares or Parity Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

The phrase “Share Dilution Amount” means the increase in the number of diluted ordinary shares outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on the Mandatory Convertible Preferred Shares (i) have not been paid in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of ordinary shares sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any Parity Shares unless dividends are declared on the Mandatory Convertible Preferred Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Shares and such Parity Shares shall be allocated pro rata among the holders of the Mandatory Convertible Preferred Shares and the holders of any Parity Shares then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the Mandatory Convertible Preferred Shares and such Parity Shares bear to each other (subject to their having been declared by our board of directors, or an authorized committee thereof, out of funds available to pay dividends); provided that any unpaid dividends on the Mandatory Convertible Preferred Shares will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Shares, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Shares.

Subject to the foregoing, and not otherwise, such dividends as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid (payable in cash or other property or securities) on any securities, including our ordinary shares and other Junior Shares, from time to time out of funds available to pay dividends, and holders of the Mandatory Convertible Preferred Shares shall not be entitled to participate in any such dividends.

Redemption

The Mandatory Convertible Preferred Shares will not be redeemable. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) (by way of converting the relevant shares into redeemable shares and redeeming them) the Mandatory Convertible Preferred Shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Shares will be entitled to receive a Liquidation Preference in the amount of $100.00 per Mandatory Convertible Preferred Share, or the “Liquidation Preference,” plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of shares of any class or series of our share capital ranking senior to the Mandatory Convertible Preferred Shares as to distribution rights upon our liquidation, winding-up or dissolution and before any payment or distribution is made to holders of any class or series of our share capital ranking junior to the Mandatory Convertible Preferred Shares as to distribution rights upon our liquidation, winding-up or dissolution (including our ordinary shares). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Liquidation Preference, plus an amount equal to accumulated and unpaid dividends to, but excluding, the date fixed for such liquidation, winding up or dissolution, whether or not declared, on the Mandatory Convertible Preferred Shares and all Parity Shares are not paid in full, the holders of the Mandatory Convertible Preferred Shares and any other such Parity Shares will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends (if any) to which they are entitled. After payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Shares will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The Statement of Rights will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Shares even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Shares will not have voting rights other than those described below, except as specifically required by Jersey law or by our Articles from time to time.

Whenever dividends on any of the Mandatory Convertible Preferred Shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the Initial Issue Date and ending on, but excluding, September 15, 2020), whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of such Mandatory Convertible Preferred Shares, voting together as a single class with holders of any and all other series of Voting Preferred Shares (as defined below) then outstanding, will be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two additional members of our board of directors, or the “Preferred Share Directors”; provided that the election of any such Preferred Share Directors will not cause us to violate our Articles or the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted); provided further that our board of directors shall, at no time, include more than two Preferred Share Directors.

In the event of a Nonpayment, the holders of at least 25% of the Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares may request that a special meeting of shareholders be called to elect such Preferred Share Directors (provided that, to the extent permitted by our Articles, if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Directors will be included in the agenda for, and will be held at, such scheduled annual or special meeting of shareholders). The Preferred Share Directors will stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders of the Mandatory Convertible Preferred Shares continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Shares are entitled to elect Preferred Share Directors, the holders of a majority of the then outstanding Mandatory Convertible Preferred Shares and all other series of Voting Preferred Shares, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such Mandatory Convertible Preferred Shares and other Voting Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Directors.

As used in this prospectus supplement, “Voting Preferred Shares” means any other class or series of our Parity Shares upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Shares and any other Voting Preferred Shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Shares and such other Voting Preferred Shares voted.

If and when all accumulated and unpaid dividends have been paid in full (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Shares shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Shares and all other holders of Voting Preferred Shares have terminated, the term of office of each Preferred Share Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any Preferred Share Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of Preferred Share Directors after a Nonpayment) may be filled by the written consent of the Preferred Share Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Share Director being removed or if no Preferred Share Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such Preferred Share Directors will not cause us to violate our Articles or the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted). The Preferred Share Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any Mandatory Convertible Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding Mandatory Convertible Preferred Shares, voting as a separate class, given in person or by proxy, either in writing or at an annual or special meeting of such shareholders:

•	amend or alter the provisions of our Articles so as to authorize or create, or increase the authorized amount of, any Senior Shares;

•

amend, alter or repeal the provisions of our Articles or the Statement of Rights so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares; or

•

consummate a binding share exchange or reclassification involving the Mandatory Convertible Preferred Shares or a merger or consolidation of us with another entity, unless, in each case: (i) the Mandatory Convertible Preferred Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preferred Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Shares immediately prior to such consummation;

provided, however, that in the event that a transaction would trigger voting rights under both the second and third bullet point above, the third bullet point will govern; provided, further, however, that each of:

•	any increase in the amount of our authorized but unissued preferred shares;

•	any increase in the authorized or issued Mandatory Convertible Preferred Shares; and

•	the creation or issuance, or an increase in the authorized or issued amount, of any other series of Parity Shares or any class or series of Junior Shares,

will be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Shares.

In addition, without the consent of the holders of the Mandatory Convertible Preferred Shares, so long as such action does not materially adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Shares to:

•

cure any ambiguity or mistake, or to correct or supplement any provision contained in the Statement of Rights establishing the terms of the Mandatory Convertible Preferred Shares that may be defective or inconsistent with any other provision contained in such Statement of Rights;

•

make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Shares that is not inconsistent with the provisions of our Articles or the Statement of Rights establishing the terms of the Mandatory Convertible Preferred Shares; or

•	waive any of our rights with respect thereto.

Without the consent of the holders of the Mandatory Convertible Preferred Shares, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Shares to (i) conform the terms of the Mandatory Convertible Preferred Shares to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Shares” section of the preliminary prospectus supplement for the Mandatory Convertible Preferred Shares, as supplemented by the related pricing term sheet, (ii) file a certificate of correction with respect to the Statement of Rights to the extent permitted by The Companies (Jersey) Law 1991, as amended or (iii) amend the Statement of Rights for the Mandatory Convertible Preferred Shares in connection with a Reorganization Event pursuant to the provisions below under the heading “—Recapitalization, Reclassifications and Changes of Our Ordinary Shares.”

Mandatory Conversion

Each outstanding Mandatory Convertible Preferred Share, unless previously converted, will automatically convert on the Mandatory Conversion Date (as defined below), into a number of ordinary shares equal to the conversion rate described below.

The conversion rate, which is the number of ordinary shares issuable upon conversion of each Mandatory Convertible Preferred Share on the Mandatory Conversion Date (excluding any ordinary shares issued in respect of accumulated and unpaid dividends, as described below), will be as follows:

•

if the Applicable Market Value of our ordinary shares is greater than the Threshold Appreciation Price, which is approximately $            , then the conversion rate will be                  ordinary shares per Mandatory Convertible Preferred Share, or the “Minimum Conversion Rate”;

•

if the Applicable Market Value of our ordinary shares is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is approximately $            , then the conversion rate will be equal to $100.00 divided by the Applicable Market Value of our ordinary shares, rounded to the nearest ten-thousandth of a share; or

•

if the Applicable Market Value of our ordinary shares is less than the Initial Price, then the conversion rate will be                  ordinary shares per Mandatory Convertible Preferred Share, or the “Maximum Conversion Rate.”

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate, and represents an approximately    % appreciation over the Initial Price. The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate of                  ordinary shares, and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering of our ordinary shares (or, if such concurrent offering does not price, the closing price of our ordinary shares on June    , 2020). The Fixed Conversion Rates are subject to adjustment as described in “—Anti-dilution Adjustments” below.

If we declare a dividend for the dividend period ending on, but excluding, June 15, 2023, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If on or prior to June 15, 2023 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, the conversion rate will be adjusted so that holders receive an additional number of ordinary shares equal to:

•	the amount of such accumulated and unpaid dividends that have not been declared, or the “Mandatory Conversion Additional Conversion Amount,” divided by

•	the greater of (i) the Floor Price and (ii) 97% of the Average Price (calculated using June 15, 2023 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash (computed to the nearest cent) pro rata to the holders of the Mandatory Convertible Preferred Shares. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

Hypothetical Conversion Values upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of ordinary shares that a holder of the Mandatory Convertible Preferred Shares would receive upon mandatory conversion of one Mandatory Convertible Preferred Share at various Applicable Market Values for our ordinary shares. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Shares will be declared and paid in cash (and not in additional ordinary shares). The actual Applicable Market Value of our ordinary shares may differ from those set forth in the table below. Given an Initial Price of approximately $             and a Threshold Appreciation Price of approximately $            , a holder of Mandatory Convertible Preferred Shares would receive on the Mandatory Conversion Date the number of ordinary shares per Mandatory Convertible Preferred Share set forth below:

Assumed Applicable Market Value of our ordinary shares	Number of ordinary shares to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of ordinary shares to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$

Accordingly, assuming that the market price of our ordinary shares on the Mandatory Conversion Date is the same as the Applicable Market Value of our ordinary shares, the aggregate market value of our ordinary shares you receive upon mandatory conversion of a Mandatory Convertible Preferred Share (excluding any of our ordinary shares you receive in respect of accumulated and unpaid dividends) will be:

•	greater than the $100.00 liquidation preference of the Mandatory Convertible Preferred Share, if the Applicable Market Value is greater than the Threshold Appreciation Price;

•

equal to the $100.00 liquidation preference of the Mandatory Convertible Preferred Share, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•	less than the $100.00 liquidation preference of the Mandatory Convertible Preferred Share, if the Applicable Market Value is less than the Initial Price.

Definitions

“Applicable Market Value” means the Average VWAP per ordinary share over the Settlement Period.

“Settlement Period” means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 15, 2023.

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be June 15, 2023.

A “Trading Day” means a day on which:

•	there is no Market Disruption Event; and

•	trading in our ordinary shares generally occurs on the Relevant Stock Exchange;

provided that if our ordinary shares are not listed or admitted for trading on a Relevant Stock Exchange, “Trading Day” means a “Business Day.”

A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.

“Market Disruption Event” means:

•	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

•

the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our ordinary shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our ordinary shares.

“Relevant Stock Exchange” means NYSE or, if our ordinary shares are not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which our ordinary shares are then listed or, if our ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ordinary shares are then listed or admitted for trading.

“VWAP” per ordinary share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “APTV <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per ordinary share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of Mandatory Convertible Preferred Shares have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at any time prior to June 15, 2023 (an “Early Conversion”), into our ordinary shares at the Minimum Conversion Rate of our ordinary shares per Mandatory Convertible Preferred Share.

If, as of the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) of any Early Conversion, or the “Early Conversion Date,” we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Shares at such time receive an additional number of ordinary shares equal to:

•	such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “Early Conversion Additional Conversion Amount,” divided by

•

the greater of (i) the Floor Price and (ii) the Average VWAP per ordinary share over the 20 consecutive Trading Day period, or the “Early Conversion Settlement Period,” commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date, or the “Early Conversion Average Price.”

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver ordinary shares in respect of such shortfall.

Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Shares, we will make no payment or allowance for unpaid dividends on such Mandatory Convertible Preferred Shares, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted Mandatory Convertible Preferred Shares as of such Regular Record Date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “Fundamental Change” (as defined below) occurs on or prior to June 15, 2023, holders of the Mandatory Convertible Preferred Shares will have the right, or the “Fundamental Change Conversion Right,” during the Fundamental Change Conversion Period (as defined below) to:

(i)

convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into ordinary shares at the conversion rate specified in the table below, or the “Fundamental Change Conversion Rate”;

(ii)	with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount (as defined below) payable in cash or ordinary shares; and

(iii)	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or ordinary shares,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of ordinary shares that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders as of such Regular Record Date, as described under “—Dividends” and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount will not include the present value of the payment of such dividend.

To exercise this Fundamental Change Conversion Right, holders must submit their Mandatory Convertible Preferred Shares for conversion at any time during the period, which we call the “Fundamental Change Conversion Period,” beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change), but in no event later than June 15, 2023. Holders of the Mandatory Convertible Preferred Shares that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders of the Mandatory Convertible Preferred Shares who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Shares at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount. The “Fundamental Change Conversion Date” refers to the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) during the Fundamental Change Conversion Period.

We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following the Fundamental Change Effective Date.

A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Shares, if any of the following occurs:

(i)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our ordinary shares, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(ii)

the consummation of (A) any recapitalization, reclassification or change of our ordinary shares (other than changes resulting from a subdivision or combination or change in par value) as a result of which our ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our ordinary shares will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our direct or indirect wholly-owned subsidiaries; or

(iii)

our ordinary shares (or other common equity or depositary receipts in respect of common equity or similar certificates, in each case, underlying the Mandatory Convertible Preferred Shares) cease to be listed or quoted for trading on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our common shareholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common equity, depositary receipts representing common equity interests or similar certificates, in each case, that are listed or quoted on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

Fundamental Change Conversion Rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of the Fundamental Change, or the “Fundamental Change Effective Date,” and the price, or the “Fundamental Change Share Price,” paid (or deemed paid) per ordinary share in such Fundamental Change. If all holders of our ordinary shares receive only cash in exchange for their ordinary shares in the Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.

The Fundamental Change Share Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Shares are adjusted. The adjusted Fundamental Change Share Prices will equal (i) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-dilution Adjustments.”

The following table sets forth the Fundamental Change Conversion Rate per Mandatory Convertible Preferred Share for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below.

Fundamental Change Share Price
Fundamental Change Effective Date	$	$	$	$	$	$	$	$
June , 2020
June 15, 2021
June 15, 2022
June 15, 2023

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•

if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;

•

if the Fundamental Change Share Price is in excess of $             per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•

if the Fundamental Change Share Price is less than $             per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount

For any Mandatory Convertible Preferred Shares that are converted during the Fundamental Change Conversion Period, in addition to the ordinary shares issued upon conversion at the Fundamental Change Conversion Rate, we will at our option (subject to satisfaction of the requirements described below):

(a)

pay in cash (computed to the nearest cent), to the extent we are legally permitted to do so, the present value, computed using a discount rate of     % per annum, of all dividend payments on the Mandatory Convertible Preferred Shares (excluding any Accumulated Dividend Amount) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all the remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, June 15, 2023, or the “Fundamental Change Dividend Make-whole Amount”;

(b)

increase the number of ordinary shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(c)	pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and ordinary shares in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Shares within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. As used herein, the term “Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. The Accumulated Dividend Amount will be payable at our election (subject to satisfaction of the requirements described below):

•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so,

•	in an additional number of ordinary shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price, or

•	through any combination of cash and ordinary shares in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in ordinary shares.

If we elect to deliver ordinary shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (or, if applicable, the dollar amount of any portion thereof paid in ordinary shares) exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the Fundamental Change Share Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash (computed to the nearest cent). To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.

No fractional ordinary shares will be delivered to converting holders of the Mandatory Convertible Preferred Shares in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. We will instead pay a cash adjustment (computed to the nearest cent) to each converting holder that would otherwise be entitled to a fraction of an ordinary share based on the Average VWAP per ordinary share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant conversion date.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in ordinary shares), in whole or in part, due to limitations of applicable Jersey law, the Fundamental Change Conversion Rate will instead be increased by a number of ordinary shares equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, we will not have any obligation to pay the shortfall in cash or deliver additional ordinary shares in respect of such amount.

Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:

•	the Fundamental Change Conversion Rate;

•	the Fundamental Change Dividend Make-whole Amount and whether we will pay such amount in cash, ordinary shares or a combination thereof, specifying the combination, if applicable; and

•

the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, ordinary shares or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-whole Amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding Mandatory Convertible Preferred Shares will automatically convert into ordinary shares on the Mandatory Conversion Date.

If more than one Mandatory Convertible Preferred Share held by the same holder is automatically converted on the Mandatory Conversion Date, the number of ordinary shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of our Mandatory Convertible Preferred Shares so converted.

You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our ordinary shares upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a name other than your own.

So long as the Mandatory Convertible Preferred Shares being converted are in global form, the ordinary shares issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the ordinary shares issuable upon mandatory conversion of the Mandatory Convertible Preferred Shares will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the Mandatory Conversion Date, the ordinary shares issuable upon conversion of the Mandatory Convertible Preferred Shares will not be deemed to be outstanding for any purpose and you will have no rights with respect to such ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares, by virtue of holding the Mandatory Convertible Preferred Shares.

Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change

If a holder elects to convert the Mandatory Convertible Preferred Shares prior to June 15, 2023, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:

•

if such holder holds a beneficial interest in a global Mandatory Convertible Preferred Share, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•	if such holder holds Mandatory Convertible Preferred Shares in certificated form, such holder must comply with certain procedures set forth in the Statement of Rights.

The “conversion date” will be the date on which you have satisfied the foregoing requirements, to the extent applicable.

If more than one Mandatory Convertible Preferred Share is surrendered for conversion at one time by or for the same holder, the number of ordinary shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Preferred Shares so surrendered.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our ordinary shares upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a name other than your own.

So long as the Mandatory Convertible Preferred Shares being converted are in global form, the ordinary shares will be issued and delivered to the converting holder through the facilities of DTC on the latest of (i) the second Business Day immediately succeeding the conversion date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the ordinary shares issuable upon early conversion of the Mandatory Convertible Preferred Shares will be treated as the record holder(s) of such shares as of the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date, the ordinary shares issuable upon early conversion of the Mandatory Convertible Preferred Shares will not be outstanding for any purpose and you will have no rights with respect to such ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares, by virtue of holding the Mandatory Convertible Preferred Shares.

Fractional Shares

No fractional ordinary shares will be issued to holders of the Mandatory Convertible Preferred Shares upon conversion. In lieu of any fractional ordinary shares otherwise issuable in respect of the aggregate number of Mandatory Convertible Preferred Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our ordinary shares over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant conversion date.

Anti-dilution Adjustments

Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Shares participate (other than in the case of a share split or share combination or a tender or exchange offer described in clause (5) below), at the same time and upon the same terms as holders of our ordinary shares and solely as a result of holding the Mandatory Convertible Preferred Shares, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Shares as if they held a number of ordinary shares equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of Mandatory Convertible Preferred Shares held by such holder.

(1)

If we exclusively issue ordinary shares as a dividend or distribution on our ordinary shares, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

such Fixed Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 =

the number of ordinary shares outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of ordinary shares outstanding immediately prior to the close of business on the relevant record date or immediately prior to the open of business on the relevant effective date, as the case may be, and the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury.

“Effective date” as used in this clause (1) means the first date on which the ordinary shares trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our ordinary shares (or other applicable security) have the right to receive any cash, securities or other property or in which our ordinary shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our ordinary shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

(2)

If we issue to all or substantially all holders of our ordinary shares any rights, options or warrants (other than pursuant to a shareholders’ rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase our ordinary shares at a price per share that is less than the Average VWAP per ordinary share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0 =	the number of ordinary shares outstanding immediately prior to the close of business on such record date;

X =	the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y =

the number of ordinary shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or ordinary shares are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered, if any. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, or upon such expiration, as the case may be, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our ordinary shares to subscribe for or purchase ordinary shares at less than such Average VWAP per share for the ten consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith (which determination will be final).

(3)

If we distribute shares of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our share capital or other securities, to all or substantially all holders of our ordinary shares, excluding:

•	dividends, distributions or issuances as to which the provisions set forth in clause (1) or (2) shall apply;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

any dividends and distributions upon conversion of, or in exchange for, our ordinary shares in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon conversion as described below under “—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares”;

•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 =

the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV =

the fair market value (as determined by us in good faith) of the shares of share capital, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per ordinary share on the ex-date for such distribution.

“Ex-date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each Mandatory Convertible Preferred Share, at the same time and upon the same terms as holders of our ordinary shares, the amount and kind of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our share capital or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the Maximum Conversion Rate in effect on the record date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•

we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with our ordinary shares and will be issued in respect of future issuances of the ordinary shares.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our ordinary shares of shares of share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the open of business on the ex-date for the spin-off;

CR1 =	such Fixed Conversion Rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0 =

the Average VWAP per share of the share capital or similar equity interest distributed to holders of our ordinary shares applicable to one ordinary share over the ten consecutive Trading Day period commencing on, and including, the ex-date for the spin-off, or the “valuation period”; and

MP0 =	the Average VWAP per ordinary share over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Shares where any date for determining the number of ordinary shares issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our ordinary shares, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =	the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of our ordinary shares.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each

Mandatory Convertible Preferred Share, at the same time and upon the same terms as holders of our ordinary shares, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our ordinary shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the Average VWAP per ordinary share over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the “expiration date,” each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the expiration date;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of our ordinary shares outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of our ordinary shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of our ordinary shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date (the “averaging period”).

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the close of business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Shares where any date for determining the number of ordinary shares issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of such averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.

In the event that we or one of our subsidiaries is obligated to purchase ordinary shares pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).

We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our ordinary shares or the Mandatory Convertible Preferred Shares are then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and we determine that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our ordinary shares resulting from any dividend or distribution of our ordinary shares (or issuance of rights or warrants to acquire our ordinary shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

Holders of the Mandatory Convertible Preferred Shares may, in certain circumstances, including a distribution of cash dividends to holders of our ordinary shares, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Tax Considerations—U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Shares into ordinary shares, you will receive, in addition to any ordinary shares received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our ordinary shares, shares of our share capital, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a shareholder rights plan in effect.

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of an ordinary share. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% to each of the Fixed Conversion Rates; provided that if an adjustment is not made because the adjustment does not change each of the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of ordinary shares issuable to a holder upon any conversion of the Mandatory Convertible Preferred Shares we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

The Fixed Conversion Rates will not be adjusted:

•

upon the issuance of any of our ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares under any plan;

•

upon the issuance of any ordinary shares or options, rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Mandatory Convertible Preferred Shares was first issued;

•	for a change in the par value of our ordinary shares;

•	for sales of our ordinary shares for cash, other than in a transaction described in clause (2) or clause (3) above;

•

for share repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a share repurchase program approved by our board of directors; or

•

for accumulated dividends on the Mandatory Convertible Preferred Shares, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Shares. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Shares. We will make these calculations in good faith and, absent manifest error, our calculations will be final and binding.

We will be required, reasonably promptly after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.

For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

Whenever the terms of the Mandatory Convertible Preferred Shares require us to calculate the VWAP per ordinary share over a span of multiple days, we will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on our ordinary shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Shares had such record date occurred on or before the last Trading Day of such 20 Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Shares to be holders of record of our ordinary shares for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Shares would receive the dividend or distribution on our ordinary shares together with the number of our ordinary shares issuable upon mandatory conversion of the Mandatory Convertible Preferred Shares.

Recapitalizations, Reclassifications and Changes of Our Ordinary Shares

In the event of:

•	any consolidation or merger of us with or into another person;

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our ordinary shares into securities (other than a share split or share combination), including securities other than our ordinary shares; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our ordinary shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each Mandatory Convertible Preferred Share outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Shares, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Shares into ordinary shares immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one ordinary share is entitled to receive), and, at the effective time of such Reorganization Event, we may amend the Statement of Rights without the consent of the holders of the Mandatory Convertible Preferred Shares to provide for such change in the convertibility of the Mandatory Convertible Preferred Shares.

If the transaction causes our ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Exchange Property into which the Mandatory Convertible Preferred Shares will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our ordinary shares in such Reorganization Event.

The number of Units of Exchange Property we will deliver upon conversion of each Mandatory Convertible Preferred Share or as a payment of dividends on the Mandatory Convertible Preferred Shares, as applicable, following the effective date of such Reorganization Event will be determined as if references to our ordinary shares in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a Fundamental Change and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Shares become holders of record of the underlying ordinary shares). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by us (which determination will be final), except that if a Unit of Exchange Property includes common equity or American Depositary Receipts (“ADRs”), that are traded on a U.S. national securities exchange, the value of such common equity or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by us (which determination will be final)); or, if such price is not available, the average market value per share of such common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-dilution Adjustments” will apply to any shares of common equity or ADRs of us or any successor received by the holders of our ordinary shares in any such Reorganization Event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Shares of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the Mandatory Convertible Preferred Shares.

Reservation of Shares

We will at all times reserve and keep available out of our authorized and unissued ordinary shares, solely for issuance upon conversion of the Mandatory Convertible Preferred Shares, the maximum number of our ordinary shares as shall be issuable from time to time upon the conversion of all the Mandatory Convertible Preferred Shares then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Computershare Trust Company, N.A. is the transfer agent and registrar of our ordinary shares and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Shares.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Shares will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Shares. Ownership of beneficial interests in the Mandatory Convertible Preferred Shares in global form will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the Mandatory Convertible Preferred Shares, DTC or such nominee, as the case may be, will be considered the sole holder of the Mandatory Convertible Preferred Shares represented by such global certificate for all purposes under the Statement of Rights establishing the terms of the Mandatory Convertible Preferred Shares. No beneficial owner of an interest in the Mandatory Convertible Preferred Shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Statement of Rights establishing the terms of the Mandatory Convertible Preferred Shares.

Payments of dividends on the global certificate representing the Mandatory Convertible Preferred Shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof.

None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the Mandatory Convertible Preferred Shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the Mandatory Convertible Preferred Shares, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the Mandatory Convertible Preferred Shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the Mandatory Convertible Preferred Shares held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Mandatory Convertible Preferred Shares in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Beneficial interests in

Mandatory Convertible Preferred Shares in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TAX CONSIDERATIONS

The information presented under the caption “Jersey Tax Considerations” below is a discussion of the material Jersey tax consequences of investing in the Mandatory Convertible Preferred Shares. The information presented under the caption “Irish Tax Considerations” below is a discussion of Aptiv PLC’s status as a resident of Ireland for Irish tax purposes and of the material Irish tax consequences of investing in the Mandatory Convertible Preferred Shares. The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of investing in the Mandatory Convertible Preferred Shares.

You should consult your tax adviser regarding the applicable tax consequences to you of investing in the Mandatory Convertible Preferred Shares under the laws of Ireland, Jersey and the United States (federal, state and local) and any other applicable foreign jurisdiction.

Irish Tax Considerations

The following is a summary of the material Irish tax considerations for certain Non-Irish Holders (as defined below) of acquiring, owning and disposing of Mandatory Convertible Preferred Shares and any ordinary shares received upon conversion. A “Non-Irish Holder” is an individual beneficial owner of Mandatory Convertible Preferred Shares or ordinary shares that is neither a resident nor ordinarily a resident in Ireland for Irish tax purposes and does not hold Mandatory Convertible Preferred Shares or ordinary shares in connection with a trade carried on by such person through an Irish branch or agency. The summary does not purport to be a comprehensive description of all of the Irish tax considerations that may be relevant to each Non-Irish Holder. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement. Changes in law and/or administrative practice may result in a change in the Irish tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and shareholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Mandatory Convertible Preferred Shares and ordinary shares. The summary applies only to Non-Irish Holders who hold their Mandatory Convertible Preferred Shares or ordinary shares, and will own Mandatory Convertible Preferred Shares or ordinary shares, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees and Non-Irish Holders who acquired their Mandatory Convertible Preferred Shares or ordinary shares or who have, or who are deemed to have, acquired their Mandatory Convertible Preferred Shares or ordinary shares by virtue of an Irish office or employment (performed or carried on to any extent in Ireland). Shareholders who are not Non-Irish Holders should consult their tax advisors about the Irish tax consequences of the acquisition, ownership and disposal of Mandatory Convertible Preferred Shares and ordinary shares.

Stamp Duty

Irish stamp duty will not apply on the issue of Mandatory Convertible Preferred Shares or to transfers of Mandatory Convertible Preferred Shares or ordinary shares on the NYSE. Irish stamp duty will not apply on the conversion of Mandatory Convertible Preferred Shares into ordinary shares.

Withholding Tax on Distributions

Distributions made by the Company will, in the absence of one of many exemptions, be subject to dividend withholding tax (“DWT”), currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by the Company to its shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. In addition, if, as a result of an adjustment (or failure to make an adjustment) of the conversion rate for the Mandatory Convertible Preferred Shares, a shareholder’s proportionate interest in the Company’s assets or earnings and profits is increased, such shareholder may be deemed to have received for DWT and Irish income tax purposes a taxable distribution without the receipt of any cash. Where an exemption from DWT does not apply in respect of a distribution made to a particular shareholder, the Company is responsible for withholding DWT prior to making such distribution.

Non-Irish Holders that are resident in the United States, any European Union member state or any other country with which Ireland has signed a double tax agreement (an “Exempt Territory”) are likely to be entitled to an exemption from DWT provided such shareholders are beneficially entitled to the distribution and have furnished valid Irish DWT forms. Non-Irish Holders who hold their Mandatory Convertible Preferred Shares or ordinary shares through the Depository Trust Company (“DTC”) and are resident in the United States can alternatively furnish valid W-9 forms which show a valid U.S. address to their broker before the record date for any distribution, to receive such distributions without suffering DWT.

It is strongly recommended that Non-Irish Holders who are residents of Exempt Territories complete, where necessary, valid Irish DWT forms or W-9 forms and provide them, in the case of Mandatory Convertible Preferred Shares or ordinary shares not held through DTC, to the Company’s transfer agent or, in the case of Mandatory Convertible Preferred Shares or ordinary shares held through DTC, their broker, as soon as possible after receiving their Mandatory Convertible Preferred Shares or ordinary shares.

If any Non-Irish Holder who is resident in an Exempt Territory receives a distribution from which DWT has been withheld, the Non-Irish Holder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, provided the Non-Irish Holder is beneficially entitled to the distribution.

Other Non-Irish Holders of Mandatory Convertible Preferred Shares or ordinary shares that are not described above may nonetheless fall within other exemptions from DWT. If any Non-Irish Holders are exempt from DWT, but receive distributions subject to DWT, such Non-Irish Holders may apply for refunds of such DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the distributions.

Income Tax on Distributions Paid on Mandatory Convertible Preferred Shares or Ordinary Shares

A Non-Irish Holder that is entitled to an exemption from DWT will have no Irish income tax or universal social charge liability on a distribution from the Company.

A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax or universal social charge liability. The DWT deducted by the Company discharges the Irish income tax and universal social charge liability.

Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%. Non-Irish Holders that have not used, held or acquired their Mandatory Convertible Preferred Shares for the purposes of a trade or business carried on by such Non-Irish Holder through a branch or agency in Ireland will not be within the charge to Irish Capital Gains Tax (“CGT”) on: (i) the conversion of their Mandatory Convertible Preferred Shares into ordinary shares; or (ii) the disposal of their Mandatory Convertible Preferred Shares or ordinary shares.

A holder of Mandatory Convertible Preferred Shares or ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of Mandatory Convertible Preferred Shares or ordinary shares during the period in which such individual is non-resident.

Capital Acquisitions Tax

A gift or inheritance comprising of Mandatory Convertible Preferred Shares or ordinary shares will be within the charge to Irish capital acquisitions tax (which subject to available exemptions and reliefs is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the Mandatory Convertible Preferred Shares or ordinary shares are regarded as property situate in Ireland.

A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual (i) has been resident in Ireland for the five consecutive tax years immediately preceding the tax year in which the gift or inheritance is taken, and (ii) is either resident or ordinarily resident in Ireland on that date.

Neither Mandatory Convertible Preferred Shares nor ordinary shares will be regarded as property situate in Ireland as the register of the Mandatory Convertible Preferred Shares and ordinary shares will not be in Ireland.

The Irish tax considerations summarized above are for general information only. Holders of our Mandatory Convertible Preferred Shares and ordinary shares should consult with their tax advisors regarding the Irish tax consequences relating to the acquisition, ownership and disposal of our Mandatory Convertible Preferred Shares and ordinary shares.

Jersey Tax Considerations

The following summary of the anticipated treatment of the Company and holders of the Mandatory Convertible Preferred Shares (other than residents of Jersey) is based on Jersey taxation law and practice as they are understood to apply at the date of this document and is subject to changes in such taxation law and practice. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice. Prospective investors in the Mandatory Convertible Preferred Shares should consult their professional advisers on the implications of acquiring, buying, selling or otherwise disposing of the Mandatory Convertible Preferred Shares under the laws of any jurisdiction in which they may be liable to taxation.

Taxation of the Company

The Company is not regarded as resident for tax purposes in Jersey. Therefore, the Company will not be liable to Jersey income tax other than on Jersey source income (except where such income is exempted from income tax pursuant to the Income Tax (Jersey) Law 1961, as amended) and dividends on Mandatory Convertible Preferred Shares may be paid by the Company without withholding or deduction for or on account of Jersey income tax. The holders of Mandatory Convertible Preferred Shares (other than residents of Jersey) will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such Mandatory Convertible Preferred Shares.

Stamp Duty

In Jersey, no stamp duty is levied on the issue or transfer of the Mandatory Convertible Preferred Shares except that stamp duty is payable on Jersey grants of probate and letters of administration,

which will generally be required to transfer Mandatory Convertible Preferred Shares on the death of a holder of such Mandatory Convertible Preferred Shares. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situated in respect of a holder of Mandatory Convertible Preferred Shares domiciled in Jersey, or situated in Jersey in respect of a holder of Mandatory Convertible Preferred Shares domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% of such estate and such duty is capped at £100,000.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there other estate duties.

If you are in any doubt as to your tax position you should consult your professional tax adviser.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership, disposition, and conversion of the Mandatory Convertible Preferred Shares issued pursuant to this offering and the ownership and disposition of any ordinary shares into which such Mandatory Convertible Preferred Shares may be converted. It does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire Mandatory Convertible Preferred Shares. This section is general in nature and does not address tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax laws) or the laws of any state, local or non U.S. taxing jurisdiction.

This section applies only to a U.S. Holder that holds Mandatory Convertible Preferred Shares or ordinary shares as “capital assets” for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding Mandatory Convertible Preferred Shares or ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the Mandatory Convertible Preferred Shares or ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•

pass-through entities (e.g., S corporations, partnerships or entities classified as partnerships for U.S. federal income tax purposes) or investors who hold ordinary shares through pass-through entities;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•

persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Mandatory Convertible Preferred Shares or the ordinary shares to their financial statements under Section 451(b) of the Code;

•	persons that own or are deemed to own 10% or more of our shares (by vote or value); or

•	persons holding Mandatory Convertible Preferred Shares or ordinary shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Mandatory Convertible Preferred Shares or ordinary shares, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in Mandatory Convertible Preferred Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the Mandatory Convertible Preferred Shares or ordinary shares.

This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the Ireland and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

As used herein, the term “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Mandatory Convertible Preferred Shares or ordinary shares and is eligible for the benefits of the Treaty, and who is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Mandatory Convertible Preferred Shares or ordinary shares in their particular circumstances.

Taxation of Distributions

Subject to the passive foreign investment company rules described below, any distributions (which include any amounts withheld in respect of the distributions) paid on the Mandatory Convertible Preferred Shares or the ordinary shares will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. Any distribution in excess of current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Shares or the ordinary shares, and then as capital gain. Because we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should assume that any distribution by us with respect to the ordinary shares will constitute ordinary dividend income.

Subject to certain holding-period requirements, for so long as our ordinary shares and Mandatory Convertible Preferred Shares are listed on an established securities market in the United States, such as the NYSE where the ordinary shares are listed and where we currently expect the Mandatory Convertible Shares to be listed, or we are eligible for benefits under the Treaty, any dividends paid to non-corporate U.S. Holders generally will be eligible for taxation as “qualified dividend income,” which is taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. Any such dividends will not be eligible for the dividends-received deduction available to U.S. corporations under the Code. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. For U.S. foreign tax credit purposes, any dividend generally will be treated as foreign-source dividend income and will generally constitute passive category income. U.S. Holders should consult their tax advisers regarding the availability of the U.S. foreign tax credit under their particular circumstances.

If we make a distribution on our Mandatory Convertible Preferred Shares in the form of our ordinary shares, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as cash distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such ordinary shares will equal the fair market value of such ordinary shares on the distribution date, and a U.S. Holder’s holding period for such ordinary shares will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from the ordinary shares or current or subsequent payments of cash to such U.S. Holder.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Mandatory Convertible Preferred Shares or ordinary shares could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Mandatory Convertible Preferred Shares or ordinary shares as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”

Adjustments to Conversion Rate

The conversion rate of our Mandatory Convertible Preferred Shares is subject to adjustment under specified circumstances. In such circumstances, a U.S. Holder that holds our Mandatory Convertible Preferred Shares may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Shares may cause a U.S. Holder of our ordinary shares to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed above under “—Taxation of Distributions.” Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Shares generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our ordinary shareholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.

If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of Mandatory Convertible Preferred Shares will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Taxation of Distributions.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or the ordinary shares payable to the U.S. Holder.

Sale or Other Disposition of Our Shares

Subject to the passive foreign investment company rules discussed below, upon the sale or the other disposition of Mandatory Convertible Preferred Shares (other than pursuant to a conversion described below) or ordinary shares, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale or other disposition and the holder’s adjusted tax basis in such shares. Gain or loss recognized on the sale or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition the Mandatory Convertible Preferred Shares or the ordinary shares have been held for more than one year. Any such gain or loss generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains generally are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations.

Conversion of Mandatory Convertible Preferred Shares into Ordinary Shares

Subject to the discussions of the passive foreign investment company rules, any cash received in lieu of a fractional ordinary share, and any cash or ordinary shares received in respect of accrued and unpaid dividends or any Fundamental Change Dividend Make-whole Amount, below, a U.S. Holder generally will not recognize any gain or loss upon the conversion of our Mandatory Convertible Preferred Shares into our ordinary shares.

Any cash or ordinary shares received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Taxation of Distributions,” with any ordinary shares received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such ordinary shares determined as of the date of conversion.

Any cash received upon conversion in lieu of a fractional ordinary share generally will be treated as a payment in a taxable exchange for such fractional ordinary share, and gain or loss will be recognized on the receipt of such cash in an amount equal to the difference, if any, between the amount of such cash received and the U.S. Holder’s adjusted tax basis allocable to the fractional ordinary share deemed exchanged. Any such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Shares for more than one year at the time of conversion. Any such gain or loss generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains generally are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations.

The tax treatment of a U.S. Holder’s receipt of any cash or ordinary shares paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any Fundamental Change Dividend Make-whole Amount, is uncertain. Although not free from doubt, we believe the receipt of such cash or ordinary shares should be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Shares into ordinary shares. Accordingly, the receipt of cash should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, the amount of any such realized gain generally would equal the excess, if any, of (i) the sum of the fair market value of our ordinary shares received upon conversion (including any fractional ordinary share for which cash is received) and any cash received (other than amounts of cash or ordinary shares received in respect of accrued and unpaid dividends that have been declared, and any cash received in lieu of a fractional ordinary share, each of which will be treated as discussed above) over (ii) the U.S. Holder’s aggregate tax basis in our Mandatory Convertible Preferred Shares immediately prior to conversion. The character of any such gain recognized (which will be the lesser of such realized gain and such cash) is uncertain. If the receipt of such cash is considered to have the effect of a dividend, as determined for U.S. federal income tax purposes, any such gain (to the extent recognized) would be taxable as a dividend to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of any cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any Fundamental Change Dividend Make-whole Amount, exceeds the gain, if any, realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our ordinary shares received on conversion.

U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or ordinary shares made in respect of accrued and unpaid dividends that have not been declared and any Fundamental Change Make-whole Dividend Amount is not certain and may be challenged by the Internal Revenue Service (“IRS”), including on grounds that the amount received attributable to such amounts represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Taxation of Distributions.”

Because payments of ordinary shares that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from the ordinary shares or current or subsequent payments of cash to such U.S. Holder.

Except as discussed in the last sentence of this paragraph, a U.S. Holder’s aggregate tax basis in ordinary shares received upon conversion of Mandatory Convertible Preferred Shares (including any fractional ordinary share treated as received upon conversion and then exchanged for cash) will equal the U.S. Holder’s aggregate tax basis in the converted Mandatory Convertible Preferred Shares, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the U.S. Holder’s holding period of such ordinary shares will include the U.S. Holder’s holding period of the converted Mandatory Convertible Preferred Shares. A U.S. Holder’s tax basis in ordinary shares received may be further reduced under the rules described above under “—Extraordinary Dividends.” Ordinary shares received in payment of accrued and unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the date of conversion.

In the event a U.S. Holder’s Mandatory Convertible Preferred Shares is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisers to determine the specific tax treatment of a conversion under such circumstances.

Passive Foreign Investment Company Rules

Under the Code, we will be a passive foreign investment company (a “PFIC”) for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, interest, dividends, rents, certain non-active royalties and capital gains. Based on our operations, income, assets and certain estimates and projections, including as to the relative values of our assets, we do not believe that we were a PFIC in 2019 and do not expect to be a PFIC in the foreseeable future. If we were a PFIC for any taxable year during which a U.S. Holder holds Mandatory Convertible Preferred Shares or ordinary shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds

Mandatory Convertible Preferred Shares or ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its Mandatory Convertible Preferred Shares or ordinary shares.

If we were a PFIC for any taxable year during which a U.S. Holder held Mandatory Convertible Preferred Shares or ordinary shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Mandatory Convertible Preferred Shares or ordinary shares would be allocated ratably over the U.S. Holder’s holding period for the Mandatory Convertible Preferred Shares or ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate imposed on ordinary income in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its Mandatory Convertible Preferred Shares or ordinary shares exceeds 125% of the average of the annual distributions on the Mandatory Convertible Preferred Shares or ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available to a U.S. Holder which would result in different tax consequences from those described above.

In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to non-corporate U.S. Holders would not apply.

If a U.S. Holder owns Mandatory Convertible Preferred Shares or ordinary shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.

U.S. Holders should consult their tax advisers concerning the application of the PFIC rules in their particular circumstances in the event that we are or become a PFIC.

Information Reporting and Backup Withholding

Payments of dividends and proceeds from sales or other dispositions of Mandatory Convertible Preferred Shares or ordinary shares that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Reporting With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares by filing a Form 8398 with their U.S. federal income tax return, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Failure to file a Form 8398 where required can result in significant monetary penalties and the extension of the relevant statute of limitations with respect to all or a part of the relevant U.S. tax return. U.S. Holders should consult their tax advisers regarding this reporting requirement.

UNDERWRITING

Goldman Sachs & Co. LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Mandatory Convertible Preferred Shares set forth opposite its name below.

Underwriter	Number of Mandatory Convertible Preferred Shares
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
SMBC Nikko Securities America, Inc.
SG Americas Securities, LLC
MUFG Securities Americas Inc.
TD Securities (USA) LLC
UniCredit Capital Markets LLC
U.S. Bancorp Investments, Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Mandatory Convertible Preferred Shares sold under the underwriting agreement if any of these Mandatory Convertible Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

In the underwriting agreement, we have agreed that we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The underwriters are offering the Mandatory Convertible Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Mandatory Convertible Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

We have been advised by the underwriters that the underwriters propose initially to offer the Mandatory Convertible Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                per share. After the initial offering, the underwriters may change the public offering price, concession or any other selling terms. The underwriters may offer and sell Mandatory Convertible Preferred Shares through certain of their affiliates.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional Mandatory Convertible Preferred Shares.

	Without Option	With Option
Per share	$	$
Total	$	$

We estimate that our expenses of the offering, excluding the underwriting discounts, are $1.0 million and are payable by us.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional 1,500,000 Mandatory Convertible Preferred Shares from us solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Mandatory Convertible Preferred Shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, or that represent the right to receive ordinary shares, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Goldman Sachs & Co. LLC. Specifically, we, our executive officers and directors have agreed, with certain limited exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ordinary shares, or any options or warrants to purchase any ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of such agreement), ordinary shares. In addition, the foregoing restriction also precludes engagement in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the foregoing ordinary shares even if such ordinary shares would be disposed of by other persons. This lock-up provision applies to the ordinary shares and to securities convertible into or exchangeable for or that represent a right to receive ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement has beneficial ownership within the rules and regulations of the SEC.

Notwithstanding the above, the restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the lock-up parties and Goldman Sachs & Co. LLC, as representative of the underwriters, do not apply, subject in certain cases to various conditions, to certain transactions, including (i) the sale of ordinary shares in connection with the Concurrent Ordinary Shares Offering, (ii) in connection with the establishment of any sales plan pursuant to Rule 10b5-1 under the Exchange Act; provided that no sale of ordinary shares are made pursuant to such 10b5-1 plan prior to the expiration of the lock-up period described above; (iii) the bona fide pledge by a director or officer of ordinary shares to a financial institution; (iv) the transfer of ordinary shares that such director or officer acquires in the open market following completion of this offering, (v) the transfer of ordinary shares as a bona fide gift or gifts; (vi) the transfer of ordinary shares to any trust, partnership, limited liability company or similar entity for the direct or indirect benefit of such director or officer or the immediate family of such director or officer; (vii) in the case of a corporation, limited liability company or partnership, the transfer of ordinary shares to any shareholder, member or partner of such entity or any subsidiary or other affiliate of such entity; (viii) to any beneficiary of such director or officer pursuant to a will or other testamentary document or applicable laws of descent; (ix) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (x) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; (xi) the transfer of ordinary shares to us or the withholding of ordinary shares by us to satisfy any tax obligations arising upon the vesting of equity awards outstanding on the date of this prospectus or granted hereafter in accordance with the terms of our compensation arrangements described in this prospectus; or (xii) the issuance by us of up to 5% of the outstanding ordinary shares, or securities convertible into, exercisable for, or which are otherwise exchangeable for, ordinary shares, immediately following the closing date of this offering, in acquisitions or other similar strategic transactions; provided that, in the case of any transfer pursuant to (1) clauses (iii), (v), (vi), (vii), (viii), (ix) and (xii) of this paragraph, the recipient agrees to be bound in writing by the lock-up restrictions described above; (2) clauses (ii), (iii), (v), (vi), (vii), (viii) of this paragraph, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement is required or is made voluntarily in connection with such transfer during the lock-up period described above; (3) clauses (v), (vi), (vii), (viii) of this paragraph, any such transfer does not involve a disposition for value; and (4) clauses (ix) or (x) of this paragraph, any public reports or filings, including filings under the Exchange Act, that are required to be made in connection with such transfer will clearly indicate in the footnotes thereto the reason for such transfer pursuant to the circumstances in such clauses.

New York Stock Exchange Listing

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Shares. We intend to apply to list the Mandatory Convertible Preferred Shares on the NYSE under the symbol “APTV PR A.” See “Description of Mandatory Convertible Preferred Shares—Listing.” Our ordinary shares are listed on the NYSE under the trading symbol “APTV.”

Price Stabilization, Short Positions

Until the distribution of the Mandatory Convertible Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Mandatory Convertible Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Mandatory Convertible Preferred Shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional Mandatory Convertible Preferred Shares described above. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase additional Mandatory Convertible Preferred Shares or purchasing Mandatory Convertible Preferred Shares in the open market. In determining the source of Mandatory Convertible Preferred Shares to close out the covered short position, the underwriters will consider, among other things, the price of Mandatory Convertible

Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Mandatory Convertible Preferred Shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing Mandatory Convertible Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Mandatory Convertible Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Mandatory Convertible Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Mandatory Convertible Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their respective affiliates have from time to time provided, and may provide in the future, various financial advisory, investment banking and commercial banking services in the ordinary course of business to us and our affiliates, for which they have received or will receive customary fees and reimbursement of expenses. In particular, certain of the underwriters and/or their respective affiliates are parties to and are agents and/or lenders under our credit facility and receive customary compensation in connection therewith. The credit facility was negotiated on an arm’s length basis and contains terms pursuant to which the lenders receive customary fees. In addition, certain of the underwriters and/or certain of their affiliates are also acting as underwriters under the Concurrent Ordinary Shares Offering, and will receive customary fees and expenses in connection therewith.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters and/or their respective affiliates that are lenders under our credit facility may receive a portion of the proceeds of this offering to the extent such proceeds are used to repay our revolving credit borrowings.

Selling Restrictions

European Economic Area and the United Kingdom

The Mandatory Convertible Preferred Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Mandatory Convertible Preferred Shares or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Mandatory Convertible Preferred Shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of Mandatory Convertible Preferred Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Mandatory Convertible Preferred Shares. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

The Mandatory Convertible Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Mandatory Convertible Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The Mandatory Convertible Preferred Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Mandatory Convertible Preferred Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the Mandatory Convertible Preferred Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Mandatory Convertible Preferred Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Mandatory Convertible Preferred Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Mandatory Convertible Preferred Shares.

Notice to Prospective Investors in Hong Kong

The Mandatory Convertible Preferred Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Mandatory Convertible Preferred Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in

Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Mandatory Convertible Preferred Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Mandatory Convertible Preferred Shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Mandatory Convertible Preferred Shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Mandatory Convertible Preferred Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Mandatory Convertible Preferred Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Mandatory Convertible Preferred Shares offered should conduct their own due diligence on the Mandatory Convertible Preferred Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Mandatory Convertible Preferred Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Mandatory Convertible Preferred Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Mandatory Convertible Preferred Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Mandatory Convertible Preferred Shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. The validity of the Mandatory Convertible Preferred Shares offered in this offering and other legal matters as to Jersey law will be passed upon for us by Carey Olsen Jersey LLP, Jersey, Channel Islands.

EXPERTS

The consolidated financial statements of Aptiv PLC appearing in Aptiv PLC’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Aptiv PLC’s internal control over financial reporting as of December 31, 2019 appearing in Aptiv PLC’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

APTIV PLC

DEBT SECURITIES

GUARANTEES

PREFERRED SHARES

ORDINARY SHARES

WARRANTS

PURCHASE CONTRACTS

UNITS

APTIV CORPORATION

DEBT SECURITIES

GUARANTEES

WARRANTS

PURCHASE CONTRACTS

UNITS

Guarantees by certain subsidiaries of Aptiv PLC

We may offer from time to time ordinary shares of Aptiv PLC, preferred shares of Aptiv PLC, debt securities of Aptiv Corporation, debt securities of Aptiv PLC, warrants, purchase contracts or units. The debt securities of Aptiv Corporation may be guaranteed by Aptiv PLC and one or more subsidiaries of Aptiv PLC and the debt securities of Aptiv PLC may be guaranteed by one or more of its subsidiaries, in each case on terms to be determined at the time of the offering. In addition, certain selling shareholders to be identified in a prospectus supplement may offer and sell ordinary shares from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our ordinary shares are listed on The New York Stock Exchange under the trading symbol “APTV.”

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and beginning on page 16 of our annual report on Form 10-K for the year ended December 31, 2017 which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2018

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

It must be distinctly understood that neither the registrar of companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.

In this prospectus, unless otherwise indicated or the context otherwise requires, “Aptiv,” the “Company,” “we,” “us” and “our” refer to Aptiv PLC, a public limited company which was formed under the laws of Jersey on May 19, 2011 as Delphi Automotive PLC. As the context may require, “we,” “us” and “our” refers only to Aptiv PLC and the subsidiary registrants who may sell securities pursuant to this prospectus from time to time.

THE COMPANY

We are a leading global technology and mobility company serving the automotive sector. We design and manufacture vehicle components and provide electrical, electronic and active safety technology solutions to the global automotive market, creating the software and hardware foundation for vehicle features and functionality. We enable and deliver end-to-end smart mobility solutions, active safety and autonomous driving technologies and provide enhanced user experience and connected services.

We are one of the largest vehicle component manufacturers, and our customers include all 25 of the largest automotive original equipment manufacturers (“OEMs”) in the world. We operate 109 major manufacturing facilities and 14 major technical centers utilizing a regional service model that enables us to efficiently and effectively serve our global customers from best cost countries. We have a presence in 45 countries and have approximately 16,000 scientists, engineers and technicians focused on developing market relevant product solutions for our customers.

We are focused on growing and improving the profitability of our businesses, and have implemented a strategy designed to position the Company to deliver industry-leading long-term shareholder returns. This strategy includes disciplined investing in our business to grow and enhance our product offerings, strategically focusing our portfolio in high-technology, high-growth spaces in order to meet consumer preferences and leveraging an industry-leading cost structure to expand our operating margins. In line with the long term growth in emerging markets, we have been increasing our focus on these markets, particularly in China, where we have a major manufacturing base and strong customer relationships.

Our principal executive offices are located at 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland and our telephone number is 353-1-259-7013. Our register of members is kept at our registered office, which is Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES, Channel Islands.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus, and the selling shareholders may sell our ordinary shares, in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, as the case may be, the identity of the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017;

(b)

our Definitive Proxy Statement on Schedule 14A filed on March 12, 2018 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);

(c)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2018;

(d)	our Current Reports on Form 8-K filed on January 8, 2018 (Item 8.01 only), January 29, 2018, May 1, 2018 and September 13, 2018; and

(e)	the description of our ordinary shares set forth in our registration statements filed under the Exchange Act on Form 8-A on November 10, 2011.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Aptiv PLC

c/o Corporate Secretary

5725 Innovation Drive

Troy, Michigan 48098

(248) 813-2000

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to our operations and business environment, which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. All statements that address future operating, financial or business performance or our strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market and resulting from the United Kingdom referendum held on June 23, 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit”; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to our products; our ability to maintain contracts that are critical to our operations; potential changes to beneficial free trade laws and regulations such as the North American Free Trade Agreement; our ability to integrate and realize the benefits of recent acquisitions; our ability to achieve the intended benefits from the separation of its Powertrain Systems segment; the ability of the Company; our ability to attract, motivate and/or retain key executives; our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers, and our ability to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling shareholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity income, (2) cash dividends received from non-consolidated affiliates and other, (3) interest expense (including amortization of any debt fees and any debt discount) on debt, and (4) the interest component of rental expense. Fixed charges were calculated by adding interest expense on debt (including amortization of any debt fees and any debt discount) and the interest component of rental expense.

For the six months ended June 30,	Year ended December 31,
2018	2017	2016	2015	2014	2013
9.3	8.1	4.8	5.6	6.1	5.6

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our Articles of Association and Memorandum of Association (as amended, our “Articles of Association” and “Memorandum of Association,” respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Association and Memorandum of Association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and applicable law.

Ordinary Shares

As of October 19, 2018, there were 263,472,291 ordinary shares issued and outstanding. All outstanding ordinary shares are validly issued, fully paid and non-assessable. The ordinary shares do not have preemptive, subscription or redemption rights. Neither our Memorandum of Association or Articles of Association nor the laws of Jersey restrict in any way the ownership or voting of ordinary shares held by non-residents of Jersey.

Our Board may issue authorized but unissued ordinary shares, and the selling shareholders identified in a prospectus supplement may sell ordinary shares, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our shares may be listed or quoted.

Dividend and Liquidation Rights.    Holders of ordinary shares are entitled to receive equally, share for share, any dividends that may be declared in respect of our ordinary shares by the Board of Directors out of funds legally available therefor. If, in the future, we declare cash dividends, such dividends will be payable in U.S. dollars. In the event of our liquidation, after satisfaction of liabilities to creditors, holders of ordinary shares are entitled to share pro rata in our net assets. Such rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class or series of preferred shares that may be authorized in the future. Our Board of Directors has the power to declare such interim dividends as it determines. Declaration of a final dividend (not exceeding the amounts proposed by our Board of Directors) requires shareholder approval by adoption of an ordinary resolution. Failure to obtain such shareholder approval does not affect previously paid interim dividends.

Voting, Shareholder Meetings and Resolutions.    Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of holders of ordinary shares. These voting rights may be affected by the grant of any special voting rights to the holders of a class or series of preferred shares that may be authorized in the future. Pursuant to Jersey law, an annual general meeting shall be held once every calendar year at the time (within a period of not more than 18 months after the last preceding annual general meeting) and at the place as may be determined by the Board of Directors. The quorum required for an ordinary meeting of shareholders consists of shareholders present in person or by proxy who hold or represent between them a majority of the outstanding shares entitled to vote at such meeting.

An ordinary resolution (such as a resolution for the declaration of dividends) requires approval by the holders of a majority of the voting rights represented at a meeting, in person or by proxy, and voting thereon.

Amendments to Governing Documents.    A special resolution (such as, for example, a resolution amending our Memorandum of Association or Articles of Association or approving any change in authorized capitalization, or a liquidation or winding-up) requires approval of the holders of two-thirds of the voting rights represented at the meeting, in person or by proxy, and voting thereon. A special resolution can only be considered if shareholders receive at least fourteen days’ prior notice of the meeting at which such resolution will be considered.

Requirements for Advance Notification of Shareholder Nominations and Proposals.    Our Articles of Association establish advance notice and related procedures with respect to shareholder proposals and nomination of candidates for election as directors.

Limits on Written Consents.    Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders.

Transfer of Shares and Notices.    Fully paid ordinary shares are issued in registered form and may be freely transferred pursuant to the Articles of Association unless the transfer is restricted by applicable securities laws or prohibited by another instrument. Each shareholder of record is entitled to receive at least fourteen days’ prior notice (excluding the day of notice and the day of the meeting) of an ordinary shareholders’ meeting and of any shareholders’ meeting at which a special resolution is to be adopted. For the purposes of determining the shareholders entitled to notice and to vote at the meeting, the Board of Directors may fix a date as the record date for any such determination.

Modification of Class Rights.    The rights attached to any class (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Election and Removal of Directors.    The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect any of our directors who are up for election. All of our directors will be elected at each annual meeting.

Our Board of Directors currently consists of 12 directors. Our Articles of Association state that shareholders may only remove a director for cause. Our Board of Directors has sole power to fill any vacancy occurring as a result of the death, disability, removal or resignation of a director or as a result of an increase in the size of the Board of Directors.

Applicability of U.K. Takeover Code.    We do not believe that the U.K. City Code on Takeovers and Mergers will apply to takeover transactions for the Company.

Preferred Shares

We have 50,000,000 authorized preferred shares. We have no preferred shares issued and outstanding. The Board of Directors has the authority to issue the preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions of such shares, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series, without further vote or action by the shareholders.

When we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred shares will be issued under a statement of rights relating to each series of preferred shares and they are also subject to our Articles of Association.

Our Board may issue authorized preferred shares without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our shares may be listed or quoted.

All preferred shares offered will be fully paid and non-assessable. Any preferred shares that are issued may have priority over the ordinary shares with respect to dividend or liquidation rights or both.

The purpose of authorizing the Board of Directors to issue preferred shares and to determine their rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred shares, while providing desirable flexibility in connection with possible equity financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting shares.

Comparison of United States and Jersey Corporate Law

The following discussion is a summary of the material differences between United States and Jersey corporate law relevant to an investment in the ordinary shares. The following discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

As in most United States jurisdictions, unless approved by a special resolution of our shareholders, our directors do not have the power to take certain actions, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital. Directors of a Jersey corporation, without shareholder approval, in certain instances may, among other things, implement certain sales, transfers, exchanges or dispositions of assets, property, parts of the business or securities of the corporation; or any combination thereof, if they determine any such action is in the best interests of the corporation, its creditors or its shareholders.

As in most United States jurisdictions, the board of directors of a Jersey corporation is charged with the management of the affairs of the corporation. In most United States jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions that permit the monetary liability of directors to be eliminated or limited. Jersey law protecting the interests of shareholders may not be as protective in all circumstances as the law protecting shareholders in United States jurisdictions. Under our Articles of Association, we are required to indemnify every present and former officer of ours out of our assets against any loss or liability incurred by such officer by reason of being or having been such an officer. The extent of such indemnities shall be limited in accordance with the provisions of the Companies (Jersey) Law 1991, as amended.

In most United States jurisdictions, the Board of Directors is permitted to authorize share repurchases without shareholder consent. Jersey law does not permit share repurchases without shareholder consent. However, our Articles of Association permit our Board of Directors to convert any of our shares that we wish to purchase into redeemable shares, and thus effectively allow our Board of Directors to authorize share repurchases (which shall be effected by way of redemption) without shareholder consent, consistent with the practice in most United States jurisdictions.

Listing

Our ordinary shares are listed on the NYSE under the symbol “APTV.” We will describe the listing of any series of preferred shares in the prospectus supplement for such series.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the ordinary shares is Computershare Trust Company, N.A. The U.S. transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021, Attention: Client Administration. Computershare Investor Services (Jersey) Limited is the transfer agent and registrar for the ordinary shares in Jersey and its address is Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES.

The transfer agent for each series of preferred shares will be described in the prospectus supplement for such series.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Aptiv PLC (“Aptiv PLC”) or Aptiv Corporation (“Aptiv Corp.”) may offer debt securities, subject to the consent of the Jersey Financial Services Commission, if required. This prospectus describes certain general terms and provisions of the debt securities. When Aptiv PLC or Aptiv Corp. offer to sell a particular series of debt securities, the specific terms for the securities will be set forth in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Aptiv PLC’s senior debt securities would be issued under a senior indenture dated as of March 10, 2015, as supplemented, among Aptiv PLC, the guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Registrar and Paying Agent”). Aptiv PLC’s subordinated debt indentures would be issued under a subordinated indenture among Aptiv PLC, the guarantors party thereto, the Trustee and the Registrar and Paying Agent.

Aptiv Corp.’s senior debt securities would be issued under a senior indenture dated as of February 14, 2013, as supplemented, among Aptiv Corp., Aptiv PLC, as a guarantor, the other guarantors party thereto, the Trustee and the Registrar and Paying Agent. Aptiv Corp.’s subordinated debt indentures would be issued under a subordinated indenture among Aptiv Corp., Aptiv PLC, as a guarantor, the other guarantors party thereto, the Trustee and the Registrar and Paying Agent.

This prospectus refers to each of Aptiv PLC’s senior debt indenture, Aptiv PLC’s subordinated indenture, Aptiv Corp.’s senior indenture and Aptiv Corp.’s subordinated debt indenture individually as the “indenture” and collectively as the “indentures.” We refer to Aptiv PLC’s senior indenture and Aptiv Corp.’s senior indenture collectively as the “senior indentures” and each individually as a “senior indenture.” We refer to Aptiv PLC’s subordinated indenture and Aptiv Corp.’s subordinated indenture collectively as the “subordinated indentures” and each individually as a “subordinated indenture.”

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indentures and the subordinated indentures are substantially identical, except for the provisions relating to subordination. See “—Subordinated Debt.”

We or Aptiv Corp. may issue debt securities up to an aggregate principal amount as we or Aptiv Corp. may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	whether or not the debt securities will have the benefit of a guarantee;

•	the maturity date;

•	the interest payment dates and the record dates for the interest payments;

•	the interest rate, if any, and the method for calculating the interest rate;

•	if other than New York, NY, the place where we will pay principal and interest;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	if other than the principal amount, the portion of principal amount payable upon acceleration of the maturity;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	if the debt securities may be exchangeable for and/or convertible into the ordinary shares of Aptiv PLC or any other security;

•	whether and under what circumstances additional amounts will be paid to a non-U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	whether the debt securities will be issued in the form of global notes;

•	any material United States federal income tax consequences;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including events of default, covenants, provisions related to amendments and waivers, transfer and exchange, satisfaction and discharge and defeasance.

The form of indentures filed with the registration statement of which this prospectus forms a part contain certain of these terms, which may be modified in connection with the offering of any debt securities.

Senior Debt

Each of Aptiv PLC and Aptiv Corp. will issue under its senior indenture the debt securities that will constitute part of the senior debt of such issuer. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of such issuer.

Subordinated Debt

Each of Aptiv PLC and Aptiv Corp. will issue under its subordinated indenture the debt securities that will constitute part of the subordinated debt of such issuer. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the relevant subordinated indenture, to all “senior indebtedness” of such issuer. The specific subordination terms will be set forth in a supplemental indenture to the relevant subordinated indenture and described in the prospectus supplement for the relevant series of debt.

Guarantees

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by Aptiv PLC may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. Debt securities issued by Aptiv Corp. will be guaranteed by Aptiv PLC and may be guaranteed by any of the subsidiary registrants. The guarantees will be full and unconditional on a joint and several basis. Each of the subsidiary guarantors is 100% owned by Aptiv PLC.

Concerning the Trustee and the Registrar and Paying Agent

Unless otherwise provided in respect of a series of debt securities, Wilmington Trust, National Association is the Trustee under each indenture and Deutsche Bank Trust Company Americas is the Registrar and Paying Agent with regard to each series of debt securities. The Trustee and its affiliates have engaged in, and may in the future engage in, financial or other transactions with the Company, the Issuer and the other Guarantors and their and our affiliates in the ordinary course of their respective businesses, subject to the Trust Indenture Act of 1939. The Registrar and Paying Agent have engaged in, are currently engaged in, and may in the future engage in financial or other transactions with the issuers and the guarantors and their and our affiliates in the ordinary course of their respective businesses.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

Aptiv PLC may issue warrants to purchase its debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, subject to the consent of the Jersey Financial Services Commission, if required. Aptiv Corp. may also issue warrants to purchase its debt securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the issuer of such warrants and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered:

•	the issuer and title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Aptiv PLC may, subject to the consent of the Jersey Financial Services Commission, if required, issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by Aptiv PLC or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Aptiv Corp. may issue purchase contracts for the purchase or sale of:

•

debt securities issued by Aptiv Corp. or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate the issuer thereof to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Aptiv PLC or Aptiv Corp., as applicable, may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require the issuer thereof to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. The issuer’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under one or more of the indentures.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, subject to the consent of the Jersey Financial Services Commission, if required, Aptiv PLC may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities and Aptiv Corp. may issue units consisting of one or more purchase contracts, warrants, debt securities or any combination of such securities. The applicable supplement will describe:

•

the issuer and the terms of the units and of the warrants, debt securities, preferred shares and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.    Aptiv PLC or Aptiv Corp. may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if Aptiv PLC or Aptiv Corp. requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Aptiv PLC, Aptiv Corp., the trustees, the warrant agents, the unit agents or any other agent of Aptiv PLC or Aptiv Corp., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, Aptiv PLC or Aptiv Corp., as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of theirs or of Aptiv PLC or Aptiv Corp. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares and preferred shares in respect of which this prospectus is being delivered will be passed upon for us by Carey Olsen, Jersey, Channel Islands, and the validity of the debt securities, guarantees, warrants, purchase contracts and units in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aptiv PLC appearing in Aptiv PLC’s Annual Report on Form 10-K filed February 5, 2018 for the year ended December 31, 2017 (including the schedule appearing therein) and the effectiveness of Aptiv PLC’s internal control over financial reporting as of December 31, 2017 appearing in Aptiv PLC’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.